                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             Doubletree Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               [DOUBLETREE LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 2, 1997

                            ------------------------

     The 1997 Annual Meeting of the Stockholders of Doubletree Corporation (the "Company") will be held at 10:30 a.m. local time, on May 2, 1997, at the Doubletree Paradise Valley Resort, 5401 N. Scottsdale Road, Scottsdale, Arizona 85250 for the following purposes:

          1. To elect a board of eleven directors for the ensuing year or until the election and qualification of their respective successors;

          2. To approve certain amendments to the Company's 1994 Equity Participation Plan (the "Incentive Plan"), which will be restated in an Amended and Restated Equity Participation Plan (the "Restated Incentive Plan"), to (i) increase the number of shares of the Company's common stock available for issuance thereunder from 3,300,000 to 4,500,000 and (ii) amend the formula grant provisions to provide for an annual grant of $5,000 of restricted stock to the Company's non-employee directors;

          3. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors; and

          4. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on March 10, 1997, the record date, will be entitled to notice of, and to vote at, the 1997 Annual Meeting of Stockholders and any adjournment thereof.

                                          By Order of the Board of Directors,

                                          /s/ David L. Stivers
                                          David L. Stivers
                                          Secretary
Phoenix, Arizona
Dated: March 31, 1997

                               [DOUBLETREE LOGO]

                             410 NORTH 44TH STREET
                                   SUITE 700
                             PHOENIX, ARIZONA 85008

                   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

                                  MAY 2, 1997

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                            SOLICITATION OF PROXIES

     The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Doubletree Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held at the Doubletree Paradise Valley Resort, 5401 N. Scottsdale Road, Scottsdale, Arizona 85250 on May 2, 1997, at 10:30 a.m. local time, and at any and all adjournments or postponements thereof (the "Meeting").

     All shares represented by each properly executed, unrevoked proxy received in time for the Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted FOR (i) the election of the eleven nominees to the Board listed herein, (ii) approval of certain amendments to the Company's 1994 Equity Anticipation Plan (the "Incentive Plan"), which will be restated in the Amended and Restated Equity Participation Plan (the "Restated Incentive Plan"), to (a) increase the number of shares of the Company's common stock (the "Common Stock") available for issuance thereunder from 3,300,000 to 4,500,000 and (b) amend the formula grant provisions to provide for an annual grant of $5,000 of restricted stock to the Company's non-employee directors, and (iii) ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors.

     Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company at the address set forth above, by presenting a later-dated proxy executed by the person who executed the prior proxy or by attendance at the meeting and voting in person by the person who executed the prior proxy.

     This proxy statement is being mailed to the Company's stockholders on or about March 26, 1997. The expense of soliciting proxies will be borne by the Company. Expenses include reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Meeting to beneficial owners of Common Stock. Solicitation of proxies will be made by mail. Further solicitation of proxies may be made by telephone or oral communication by the Company's regular employees, who will not receive additional compensation for such solicitation.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only holders of record of the 39,559,658 shares of Common Stock outstanding at the close of business on the record date, March 10, 1997, will be entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. On each matter to be considered at the Meeting, each stockholder will be entitled to cast one vote for each share of Common Stock held of record by such stockholder on March 10, 1997.

     In order to constitute a quorum for the conduct of business at the Meeting, a majority of the outstanding shares of Common Stock entitled to vote at the Meeting must be represented at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth as of March 1, 1997, the amount and percentage of the outstanding shares of Common Stock which, according to the information supplied to the Company, are beneficially owned by (i) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each person who is currently a director of the Company, each of whom is also a nominee for election as a director of the Company, (iii) each Named Executive Officer (as defined on page 10) and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable. "Percent of Shares of Common Stock Beneficially Owned" is based on 39,559,658 shares of Common Stock outstanding on March 1, 1997.

                                                                           TOTAL
                                                                        OUTSTANDING         PERCENT OF
                                          OUTSTANDING                   COMMON STOCK        SHARES OF
           NAME AND ADDRESS                 COMMON       WARRANTS OR    BENEFICIALLY       COMMON STOCK
          OF BENEFICIAL OWNER                STOCK       OPTIONS(1)       OWNED(1)      BENEFICIALLY OWNED
---------------------------------------   -----------    -----------    ------------    ------------------
5% BENEFICIAL HOLDERS:
GE Investment Management
  Incorporated(2)......................    6,050,981        10,000        6,060,981            15.3%
Trustees of General Electric
  Pension(3)...........................    2,764,688       262,753        3,027,441             7.7%
  Total GE Entities(2)(3)..............    8,815,669       272,753        9,088,422            23.0%
  3003 Summer Street
  P.O. Box 7900
  Stamford, Connecticut 06905
Red Lion, a California Limited
  Partnership(4).......................    3,882,283             0        3,882,283             9.8%
  c/o Kohlberg Kravis Roberts & Co.
  2800 Sand Hill Road, Suite 200
  Menlo Park, California 94025
Putnam Investments, Inc.(5)............    3,282,156             0        3,282,156             8.3%
  One Post Office Square
  Boston, Massachusetts 02109
RCM Capital Management, L.L.C.(6)......    3,094,700             0        3,094,700             7.8%
  Four Embarcadero Center
  San Francisco, California 94111

DIRECTORS/NOMINEES AND NAMED EXECUTIVE
  OFFICERS:
Richard J. Ferris(7)(8)................    1,562,432        13,750        1,576,182             4.0%
Peter V. Ueberroth(8)(9)...............    1,110,432        13,750        1,124,182             2.8%
William R. Fatt(8).....................            0         5,000            5,000               *
Dale F. Frey(8)........................            0             0                0               0%
Ronald K. Gamey(8).....................            0         5,000            5,000               *
Edward A. Gilhuly(4)(8)................            0             0                0               0%
Norman B. Leventhal(8)(10).............       10,000         5,000           15,000               *
Michael W. Michelson(4)(8).............            0             0                0               0%

                                                                           TOTAL
                                                                        OUTSTANDING         PERCENT OF
                                          OUTSTANDING                   COMMON STOCK        SHARES OF
           NAME AND ADDRESS                 COMMON       WARRANTS OR    BENEFICIALLY       COMMON STOCK
          OF BENEFICIAL OWNER                STOCK       OPTIONS(1)       OWNED(1)      BENEFICIALLY OWNED
---------------------------------------   -----------    -----------    ------------    ------------------
John H. Myers(2)(3)(8)(11).............            0             0                0               0%
Richard M. Kelleher(8).................       31,442        87,500          118,942               *
William L. Perocchi(8).................       15,759        52,500           68,259               *
James P. Evans(8)(12)..................            0        22,500           22,500               *
Margaret Ann Rhoades(8)(12)............        1,038        20,000           21,038               *
Thomas W. Storey(8)(12)................           85        52,500           52,585               *
ALL CURRENT DIRECTORS AND EXECUTIVE
  OFFICERS AS A GROUP (17
  PERSONS)(13).........................    2,751,063       320,000        3,071,063             7.8%

---------------
  *  Less than 1%.

 (1) Beneficial ownership of Common Stock as of March 1, 1997 includes shares subject to options and warrants which are exercisable within 60 days after such date. All expressions of percent of class held assume that the options or warrants of the particular person or group in question, and no others, have been exercised.

 (2) Based on Schedule 13G filed jointly by GE Investment Hotel Partners I, Limited Partnership ("GEHOP"), GE Investment Management Incorporated ("GEIM"), General Electric Company ("GE") and the Trustees of General Electric Pension Trust ("GEPT") (together, the "GE Entities"). Shares indicated as beneficially owned by GEIM include 6,049,226 shares owned of record by GEHOP, of which GEIM is the sole general partner, and 1,755 shares owned of record by GEIM. GEIM is a wholly-owned subsidiary of GE, and thus GE may be deemed to be the beneficial owner of such 1,755 shares owned of record by GEIM. Shares indicated as beneficially owned by GEIM exclude 137,134 shares owned beneficially and of record by GEPT and 3,027,441 shares owned of record and beneficially by GEPT as a result of the GEPT Equity Investment (as defined below under "REGISTRATION RIGHTS.") GEHOP, GEIM and GEPT each disclaim beneficial ownership of the shares owned by the others, and GE disclaims beneficial ownership of the shares owned by GEHOP and GEPT. Mr. Myers is an executive officer and director of GEIM and a Trustee of GEPT. Mr. Myers has voting and investment power with respect to such shares and, therefore, may be deemed to be a beneficial owner of such shares. Also includes 10,000 shares reserved for issuance upon exercise of the vested portion of an outstanding option to purchase 20,000 shares granted to GEHOP, which is exercisable within 60 days after March 1, 1997. See "DIRECTOR COMPENSATION." Mr. Myers disclaims beneficial ownership of all of such shares owned by the GE Entities.

 (3) Based on shares beneficially owned by GEPT. Mr. Myers disclaims beneficial ownership of all such shares. GEPT disclaims beneficial ownership of all shares owned by GE, GEIM and GEHOP.

 (4) Red Lion, a California Limited Partnership (the "Partnership") has sole voting and investment power with respect to these shares. RLA-GP, Inc. ("RLA") as the general partner of the Partnership may be deemed to be the beneficial owner of the shares owned by the Partnership. Mr. Michelson is a stockholder, director and an executive vice president of RLA and a director of the Company. Mr. Michelson is also a general partner of KKR Associates (Delaware), which is a limited partner of the Partnership. KKR Associates (Delaware) does not have the power to vote or dispose of shares owned by the Partnership. Mr. Gilhuly is a director and an executive vice president of RLA and a director of the Company. Each of Messrs. Michelson and Gilhuly disclaim beneficial ownership of any shares of Common Stock held by the Partnership.

 (5) Based on Schedule 13G filed jointly by Putnam Investments, Inc. ("Putnam"), Marsh & McClennan Companies, Inc. ("MMC"), Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("TPAC"). Shares indicated as beneficially owned by Putnam include 3,152,556 and 129,600 shares owned of record by PIM and TPAC, respectively, both wholly-owned subsidiaries of Putnam. Putnam is a wholly-owned subsidiary of MMC, and MMC may be deemed to beneficially own such shares. Putnam and MMC disclaim beneficial ownership of such shares. Putnam, PIM and TPAC have shared dispositive power with respect to the shares, and Putnam and TPAC have shared voting power with respect to 72,300 shares owned of record by TPAC. Neither Putnam, PIM nor TPAC have any voting power with respect to the remainder of the shares.

 (6) Based on Schedule 13G filed jointly by RCM Capital Management, L.L.C. ("RCM Capital"), RCM Limited L.P. ("RCM Limited") and RCM General Corporation ("RCM General"). RCM Capital is the beneficial owner of these shares. RCM Limited is the managing agent of RCM Capital and has beneficial ownership of these shares only to the extent that RCM Limited may be deemed to have beneficial ownership of securities managed by RCM Capital. RCM General is the general partner of RCM Limited and has beneficial ownership of these shares only to the extent that RCM General may be deemed to have beneficial ownership of securities managed by RCM Capital.

 (7) Includes 1,532,432 shares owned of record by Ridge Partners, L.P. ("Ridge"), based on Schedule 13D filed by Ridge, Kelrick, Inc. ("Kelrick") and Richard J. Ferris. Ridge is a limited partnership whose sole general partner is Kelrick. Ridge is the record owner of the shares. Kelrick has sole voting and dispositive power with respect to such shares. Mr. Ferris is the President and holder of 51% of the shares of Common Stock of Kelrick and may be deemed to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of Common Stock owned of record by Ridge. Mr. Ferris disclaims beneficial ownership of the shares of record owned of record by Ridge, except to the extent of his ownership of Kelrick. Also includes 30,000 restricted shares of Common Stock granted to Mr. Ferris on January 2, 1997 in return for Mr. Ferris' future service as Co-Chairman of the Board. Of such shares, 10,000 restricted shares vested on the grant date, and 10,000 shares vest on the anniversary of the grant date for the subsequent two years.

 (8) The address of Ms. Rhoades and Messrs. Ferris, Ueberroth, Fatt, Frey, Gamey, Leventhal, Myers, Kelleher, Perocchi, Evans and Storey is c/o Doubletree Corporation, 410 North 44th Street, Suite 700, Phoenix, Arizona 85008. The address of Messrs. Gilhuly and Michelson is c/o Kohlberg Kravis Roberts & Co., 2800 Sand Hill Road, Suite 200, Menlo Park, California 94025.

 (9) Based on Schedule 13D filed by Peter V. and Virginia M. Ueberroth, as cotrustees of The Ueberroth Family Trust (the "1986 Trust"), Alice J. Saviez, as trustee of the Ueberroth Investment Trust (the "1994 Trust") and Peter V. Ueberroth (collectively, the 1986 Trust and the 1994 Trust may be referred to herein as the "Ueberroth Trusts"). Includes 919,459 shares beneficially owned by Peter V. and Virginia M. Ueberroth as co-trustees of the 1986 Trust, who have shared voting and shares dispositive power with respect to such shares. Also includes 160,973 shares beneficially owned by Alice J. Saviez as trustee of the 1994 Trust (who has sole voting and dispositive power with respect to such shares). Mr. Ueberroth may be deemed to have an interest in the 1,080,432 shares as a trustee and beneficiary of the 1986 Trust and as a family member of the beneficiaries of the 1994 Trust. Mr. Ueberroth disclaims beneficial ownership of such shares. Also includes 30,000 restricted shares of Common Stock granted to Mr. Ueberroth on January 2, 1997 in return for Mr. Ueberroth's future service as Co-Chairman of the Board. Of such shares, 10,000 restricted shares vested on the grant date, and 10,000 shares vest on the anniversary of the grant date for the subsequent two years.

(10) Includes 10,000 shares beneficially owned by Muriel Leventhal, Mr. Leventhal's wife. Mr. Leventhal disclaims beneficial ownership of such shares.

(11) Excludes 6,049,226 shares owned of record by GEHOP, 1,755 shares owned of record by GEIM, and 137,134 shares owned of record by GEPT. Mr. Myers is an executive officer and director of GEIM and a Trustee of GEPT. Mr. Myers has voting and investment power with respect to such shares and, therefore, may be deemed to be a beneficial owner of such shares. Also excludes 10,000 shares reserved for issuance upon exercise of the vested portion of an outstanding option to purchase 20,000 shares granted to GEHOP, which is exercisable within 60 days of March 1, 1997. Also excludes 3,027,441 shares owned of record and beneficially by GEPT. Mr. Myers disclaims beneficial ownership of all such shares.

(12) Ms. Rhoades and Messrs. Evans and Storey are Named Executive Officers of the Company but are not directors.

(13) Includes shares of Common Stock owned of record by Ridge, Peter V. and Virginia M. Ueberroth, as co-trustees of the 1986 Trust, and Alice J. Saviez, as trustee of the 1994 Trust (see footnotes 7 and 9 above).

REGISTRATION RIGHTS

     Combination Transaction. The Company's hotel management and franchise business was formed on December 16, 1993 with the acquisition of Doubletree Hotels Corporation ("DHC") by Guest Quarters Hotel Partnership ("GQHP"), a general partnership, which was renamed Doubletree Partners upon such acquisition (the "Combination Transaction"). The partners of Doubletree Partners were Canadian Pacific Limited ("Canadian Pacific"), Metropolitan Life Insurance Company ("Metropolitan") and Samantha Hotel Corporation, a wholly-owned subsidiary of GQ Owners, L.P. ("GQ Owners"), a limited partnership owned by GEHOP and affiliates of Messrs. Ferris and Ueberroth. The Company was incorporated in Delaware in May 1994 to succeed to the business of Doubletree Partners (the "Doubletree Reorganization"). The Company's initial public offering was completed in July 1994.

     In connection with the Combination Transaction, certain of the Company's original stockholders entered into a registration rights agreement, as amended (the "1993 Registration Rights Agreement"), which gives each of such stockholders certain "piggyback" registration rights with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the shares of Common Stock issued to them in the Doubletree Reorganization, including rights to include such shares in any registration under the Securities Act effected for the benefit of the Company or at the request of another holder of Common Stock. In addition, GEHOP and Metropolitan (two of such original stockholders) have demand registration rights pursuant to which they may require the Company to register under the Securities Act the shares of Common Stock issued to them in the Doubletree Reorganization. According to the terms of the 1993 Registration Rights Agreement, the Company is required to effect two such demand registrations for GEHOP and one such demand registration for Metropolitan. Upon the exercise of a demand registration right by Metropolitan, the Company may, at its option and in lieu of effecting such registration, purchase from Metropolitan the shares required to be registered as a result of such exercise. The 1994 Trust sold 240,000 shares of Common Stock pursuant to the exercise of its piggyback registration rights in the Company's public offering completed in June 1995, and Metropolitan and the 1994 Trust sold 620,000 and 212,000 shares, respectively, of Common Stock pursuant to their piggyback registration rights in the Company's public offering completed in May 1996.

     Acquisition of Red Lion Hotels, Inc. On November 8, 1996, the Company, through the merger of a wholly-owned subsidiary of the Company with and into Red Lion Hotels, Inc. ("Red Lion"), acquired all of the outstanding stock of Red Lion in a transaction valued at approximately $1.2 billion. The Company paid $695.0 million in cash, repaid $124.0 million of existing Red Lion indebtedness, issued 7,381,588 shares of Common Stock (the "Red Lion Acquisition Shares") with a fair market value of approximately $292.0 million and assumed net liabilities of $90.0 million (the "Red Lion Acquisition"). As a result of the Red Lion Acquisition, Red Lion became a wholly-owned subsidiary of the Company.

     Prior to the Red Lion Acquisition, the Partnership owned 66.7% of the Common Stock of Red Lion. Accordingly, as a result of the Red Lion Acquisition, the Partnership received 4,836,260 shares of the Company's Common Stock. In addition, in connection with the Red Lion Acquisition, the Company raised $100.0 million through an equity investment by GEPT whereby GEPT purchased 2,627,533 shares of Common Stock and was issued warrants to purchase 262,753 shares of Common Stock (the "Warrants") in return for its $100.0 million investment. The 1993 Registration Rights Agreement was amended in connection with the Red Lion Acquisition to grant to the Partnership four demand registration rights and unlimited piggyback registration rights with respect to the shares of Common Stock issued to the Partnership in the merger. In addition, the amendment provides that the shares of Common Stock issued to GEPT or its affiliate as part of the Red Lion Acquisition, including any shares issued upon exercise of the Warrants, will be covered by GEHOP's demand and piggyback registration rights. For a further description of the Red Lion Acquisition, see "CERTAIN TRANSACTIONS."

     Acquisition of RFS, Inc. On February 27, 1996, the Company acquired all of the outstanding stock of RFS, Inc. ("RFS Management") in exchange for 2,727,811 shares (the "RFS Acquisition Shares") of Common Stock (the "RFS Acquisition"). After the merger, RFS Management survived as a wholly-owned subsidiary of the Company. In connection with the RFS Acquisition, pursuant to an amendment to the 1993 Registration Rights Agreement, the RFS Management stockholders were granted demand registration rights pursuant to which, on two occasions, they may require the Company to register the RFS Acquisition Shares under the Securities Act. The RFS Management stockholders also have piggyback registration rights with respect to any registration under the Securities Act effected for the benefit of the Company or at the request of another holder of Common Stock. The RFS Management stockholders sold 1,508,422 shares of Common Stock pursuant to the exercise of one of their demand registration rights in connection with the Company's underwritten public offering completed in May 1996. In February 1997, the RFS Management stockholders exercised their second demand registration right. As a result, the Company filed in March 1997 a shelf registration statement with the Securities and Exchange Commission (the "Commission") to register 870,173 shares of Common Stock for the RFS Management stockholders. For a further description of the RFS Acquisition, see "CERTAIN TRANSACTIONS."

     The Company is not required to file a registration statement upon exercise of any of the above-described demand registration rights within 90 days following any underwritten public offering of Common Stock. All expenses of any such registration relating to the subject shares are to be borne by the Company.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company as of March 1, 1997 are as follows:

        NAME           AGE                          POSITION
---------------------  ---         ------------------------------------------
Richard J. Ferris      60          Co-Chairman of the Board
Peter V. Ueberroth     59          Co-Chairman of the Board
Richard M. Kelleher    47          President and Chief Executive Officer of
                                   the Company and DHC(1) and Director of the
                                   Company
William L. Perocchi    39          Executive Vice President and Chief
                                   Financial Officer of the Company and
                                   DHC(1) and Director of the Company
James P. Evans         50          Executive Vice President of Operations of
                                   DHC
Stephen D. Pletcher    52          Senior Vice President of Technical
                                   Services and Project Management of DHC
Margaret Ann Rhoades   52          Executive Vice President of Human
                                   Resources of DHC
David L. Stivers       35          Senior Vice President, General Counsel and
                                   Secretary of the Company and DHC and
                                   Senior Vice President of New Business of
                                   DHC(1)
Thomas W. Storey       40          Executive Vice President of Sales and
                                   Marketing of DHC(1)
Raymond Terry          47          President of RFS Management(2)

---------------

(1) The Company is a holding company. DHC is a direct wholly-owned subsidiary of the Company. The Company, through DHC and its other subsidiaries, directly or indirectly operates the Company's hotel management and franchise business.

(2) RFS Management is a direct wholly-owned subsidiary of the Company through which the Company operates certain non-Doubletree brand hotels.

     For a description of the business background of Messrs. Ferris, Ueberroth, Kelleher and Perocchi, see "PROPOSAL 1 -- ELECTION OF DIRECTORS."

     James P. Evans has served as Executive Vice President of Operations of DHC since February 1996. From May 1993 through February 1996, Mr. Evans served as the Senior Vice President Sales and Marketing with Hyatt Hotels Corporation. From December 1987 through May 1993, Mr. Evans served as Senior Vice President Sales with Hyatt Hotels Corporation. From May 1975 through December 1987, Mr. Evans served in a variety of management positions with Hyatt Hotels Corporation. From January 1972 through May 1975, Mr. Evans served in a variety of sales and marketing management positions with ITT Sheraton Corporation.

     Stephen D. Pletcher has served as Senior Vice President of Technical Services and Project Management of DHC since December 1993 and as President of INNCO, DHC's purchasing and project management subsidiary, since February 1996. From January 1988 to December 1993, Mr. Pletcher served as Senior Vice President, Owner Relations, Guest Quarters Suite Hotels.

     Margaret Ann Rhoades has served as Executive Vice President of Human Resources of DHC since February 1996. From January 1995 to February 1996, Ms. Rhoades served as the Senior Vice President of Human Resources of DHC. From July 1989 through January 1995, Ms. Rhoades served as the Vice President, People Department with Southwest Airlines. From March 1984 through June 1989, Ms. Rhoades served as the Senior Vice President, Human Resources, Dallas Region for Bank One.

     David L. Stivers has served as Senior Vice President New Business of DHC since January 1, 1996. Since October 1994 Mr. Stivers has served as Senior Vice President, General Counsel and Secretary of the Company and DHC. From May 1988 to October 1994, Mr. Stivers was a corporate lawyer with the law firm of Latham & Watkins.

     Thomas W. Storey has served as Executive Vice President of Sales and Marketing of DHC since August 1994. In addition, since February 1996, Mr. Storey has served as President of Club Hotels by Doubletree. From August 1989 to July 1994, Mr. Storey served as Executive Vice President of Sales and Marketing of Radisson Hotels International. From August 1986 to August 1989, Mr. Storey served in a variety of senior management positions with Marriott Hotels Corporation.

     Raymond Terry has served as President of RFS Management since June 1994. From September 1991 to June 1994, Mr. Terry served as Vice President of Operations with RFS Management. From December 1984 to September 1991, Mr. Terry served as Vice President of Operations of Dominion Hospitality Management, Inc.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1996, 1995 and 1994 of those persons who were either (i) the chief executive officer of the Company during the last completed fiscal year or (ii) one of the other four most highly compensated executive officers of the Company as of the end of the last completed fiscal year whose annual salary and bonuses exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

W
                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                                                   ------------
                                              ANNUAL COMPENSATION                   AWARDS OF
                                ------------------------------------------------      STOCK             ALL
          NAME AND                                                OTHER ANNUAL       OPTIONS           OTHER
     PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)(1)   COMPENSATION(2)     (SHARES)     COMPENSATION(3)
----------------------------    -----  ---------   -----------   ---------------   ------------   ---------------
Richard J. Ferris(4),           1996   $ 300,000    $       0              --          35,000        $       0
  Co-Chairman of the Board      1995           0            0              --               0                0
                                1994     300,000            0              --          10,000                0

Peter V. Ueberroth(4),          1996     300,000            0              --          35,000                0
  Co-Chairman of the Board      1995           0            0              --               0                0
                                1994     300,000            0              --          10,000                0

Richard M. Kelleher,            1996     370,536      275,000              --         290,000            9,714
  President and Chief           1995     338,077      220,000              --               0            9,889
  Executive Officer of          1994     281,154      200,000       $ 346,377(5)      150,000            9,376
  the Company and DHC

William L. Perocchi,            1996     237,692      190,000              --         180,000            6,770
  Executive Vice                1995     218,910      125,000         177,127(6)            0            5,260
  President and Chief           1994     172,500      110,000          52,754(5)       90,000            2,896
  Financial Officer of the
  Company and DHC

James P. Evans(7),              1996     215,433      115,000              --         190,000            2,346
  Executive Vice President
  of Operating of DHC

Margaret Ann Rhoades(8),        1996     150,365       80,000          41,235(9)      110,000            3,061
  Executive Vice President      1995     131,923      115,000          26,233(6)       50,000              888
  of Human Resources of DHC

Thomas W. Storey(10),           1996     231,923      130,000              --         130,000            7,272
  Executive Vice President      1995     210,000      105,000              --               0              594
  of Sales and Marketing of     1994     115,770      150,000              --          90,000              310
  DHC

---------------

 (1) Messrs. Kelleher's, Perocchi's, and Storey's 1994 bonuses were earned in 1994 and paid in 1995. Ms. Rhoades' and Messrs. Kelleher's, Perocchi's, and Storey's 1995 bonuses were earned in 1995 and paid in 1996. Ms. Rhoades' and Messrs. Kelleher's, Perocchi's, Evans', and Storey's 1996 bonuses were earned in 1996 and paid in 1997.

 (2) Includes (i) Company-provided automobiles, (ii) relocation expense reimbursement and (iii) tax consulting costs, but only if the aggregate of such payments exceeds the lesser of $50,000 or 10% of the total salary and bonus of the Named Executive Officer.

 (3) All Other Compensation represents life insurance premiums and matching contributions made by the Company or its predecessors under outstanding 401(k) plans. In 1994, $3,835, $533 and $310 of the amounts shown for Messrs. Kelleher, Perocchi and Storey, respectively, represent life insurance premiums. In 1995, $888, $5,269, $640, and $594 of the amounts shown for Ms. Rhoades and Messrs. Kelleher, Perocchi, and Storey, respectively, represent life insurance premiums. In 1996, $199, $3,623, $32, $921 and $1,423 of the amounts shown for Ms. Rhoades and Messrs. Kelleher, Evans, Perocchi and Storey respectively, represent life insurance premiums.

 (4) Long-Term Compensation does not include 30,000 restricted shares of Common Stock granted to each of Messrs. Ferris and Ueberroth on January 2, 1997 in return for Messrs. Ferris' and Ueberroth's future service as Co-Chairmen of the Board. Of such shares, for each individual 10,000 restricted shares vested on the grant date, and 10,000 shares vest on the anniversary of the grant date for the subsequent two years.

 (5) Includes 1994 relocation expense reimbursement for Messrs. Kelleher and Perocchi of $241,006 and $42,985, respectively, and federal tax gross-up payments with respect thereto of $105,371 and $9,769, respectively.

 (6) Includes 1995 relocation expense reimbursement for Mr. Perocchi and Ms. Rhoades of $106,332 and $12,862 respectively, and federal tax gross-up payments with respect thereto of $62,995 and $6,860, respectively.

 (7) Mr. Evans joined the Company in February 1996 and thus received no compensation in 1994, 1995 or January of 1996.

 (8) Ms. Rhoades joined the Company in late January 1995 and thus received no compensation in 1994 or the first part of January 1995.

 (9) Includes 1996 relocation expense reimbursement for Ms. Rhoades of $33,359 and federal tax gross-up payments with respect thereto of $7,391.

(10) Mr. Storey joined the Company in August 1994 and thus received no compensation in the first seven months of 1994.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

     The following table sets forth certain information with respect to grants of stock options during 1996 to the Named Executive Officers pursuant to the Company's Incentive Plan.

                                                                                          POTENTIAL
                                    PERCENTAGE                                       REALIZABLE VALUE AT
                                     OF TOTAL                                           ASSUMED ANNUAL
                                     OPTIONS                                         RATES OF STOCK PRICE
                                    GRANTED TO                                           APPRECIATION
                        OPTIONS     EMPLOYEES       EXERCISE OR                       FOR OPTION TERM(3)
                        GRANTED     IN FISCAL        BASE PRICE      EXPIRATION    ------------------------
                        (SHARES)     YEAR(2)         PER SHARE          DATE           5%           10%
                        --------    ----------    ----------------   ----------    ----------   -----------
Richard J. Ferris......   35,000        2.2%           27.875           2006          613,565     1,554,895
Peter V. Ueberroth.....   35,000        2.2            27.875           2006          613,565     1,554,845
Richard M. Kelleher....  290,000       18.2        27.875(50,000)       2006          876,522     2,221,279
                                                  40.3125(240,000)      2006        6,084,556    15,419,458
William L. Perocchi....  180,000       11.3        27.875(30,000)       2006          525,913     1,332,767
                                                  40.3125(150,000)      2006        3,802,847     9,637,161
James P. Evans.........  190,000       11.9        25.500(90,000)       2006        1,577,789     3,998,301
                                                  40.3125(100,000)      2006        2,535,231     6,424,774
Margaret Ann Rhoades...  110,000        6.9        27.875(30,000)       2006          525,913     1,332,767
                                                  40.3125(80,000)       2006        2,028,185     5,139,819
Thomas W. Storey.......  130,000        8.1        27.875(30,000)       2006          525,913     1,332,767
                                                  40.3125(100,000)      2006        2,535,231     6,424,774

---------------
(1) All options granted become exercisable in four equal annual installments beginning on the first anniversary of the date of the option grant. All options were granted for a term of ten years, subject to earlier termination in certain events. The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant. Pursuant to the Incentive Plan, the Compensation Committee retains discretion, subject to certain restrictions, to modify the terms of outstanding options and to reprice outstanding options.

(2) Based on 1,590,000 total options granted in 1996. Of the 1,590,000 options granted in 1996, 19,750 of such options terminated in 1996 due to the resignation in 1996 of certain employees of the Company.

(3) Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection in the future Common Stock price. Actual gains, if any, on stock option exercises are dependent upon the future financial performance of the Company, overall market conditions and the option holders' continued employment through vesting period. This table does not take into account any actual appreciation in the price of the Common Stock from the date of grant.

  AGGREGATED OPTIONS OUTSTANDING AT FISCAL YEAR-END AND YEAR-END OPTION VALUE

     The following table sets forth certain information with respect to unexercised options held by the Named Executive Officers as of December 31, 1996 pursuant to the Incentive Plan. No outstanding options held by the Named Executive Officers were exercised in 1996.

                                                                                   VALUE OF UNEXERCISED
                                                           NUMBER OF                   IN-THE MONEY
                                                    UNEXERCISED OPTIONS AT              OPTIONS AT
                                                       DECEMBER 31, 1996           DECEMBER 31, 1996(1)
                                                  ---------------------------   ---------------------------
                      NAME                        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------------------  -----------   -------------   -----------   -------------
Richard J. Ferris...............................      5,000         40,000      $   164,450    $   794,975
Peter V. Ueberroth..............................      5,000         40,000          164,450        794,975
Richard M. Kelleher.............................     75,000        365,000        2,466,750      4,706,100
William L. Perocchi.............................     45,000        225,000        1,480,050      2,857,125
James P. Evans..................................          0        190,000                0      2,392,850
Margaret Ann Rhoades............................     12,500        147,500          348,625      2,032,525
Thomas W. Storey................................     45,000        175,000        1,238,175      2,336,375

---------------
(1) Based on the average of the high and low sales price of Common Stock ($45.89) on The Nasdaq Stock Market on December 31, 1996, minus the exercise price of the option, multiplied by the number of shares to which the option relates.

DIRECTOR COMPENSATION

     Messrs. Fatt, Frey, Gamey, Gilhuly, Leventhal and Michelson receive a director's fee of $5,000 per Board meeting for serving on the Board. No other member of the Board receives a fee. Pursuant to the Company's Incentive Plan, each of the Company's non-employee directors receive, upon election, a non-qualified stock option to purchase 10,000 shares of Common Stock at the then fair market value. In addition, on February 14, 1997, the Board approved an amendment to the Company's Incentive Plan which, upon approval by the Company's stockholders at the Annual Meeting, provides for the annual grant of $5,000 of restricted stock on the first business day in January of each year, based on the fair market value of the Company's Common Stock on the date of grant. All non-employee directors elected or re-elected at the 1997 Annual Meeting will be granted effective on May 2, 1997 that number of shares of restricted stock having a Fair Market Value (as defined in the Restated Incentive Plan) equal to $5,000 on that date. For more information on this proposed amendment to the Incentive Plan, see "PROPOSAL 2 -- AMENDMENT OF THE 1994 EQUITY PARTICIPATION PLAN OF DOUBLETREE CORPORATION." Each director may be reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings.

     Messrs. Frey and Myers waived their rights to receive stock options under the Incentive Plan during the period which each of Messrs. Frey and Myers are officers or directors of any of the GE Entities or any affiliate of such entities. In lieu thereof, the Board issued to GEHOP, as of June 30, 1994, an option to purchase 20,000 shares of Common Stock at an exercise price of $13.00 per share, the fair market value of the Common Stock on the date of grant. The option vests 25% on each anniversary of the grant date. In early 1997, Mr. Frey ceased to be an officer or director of any of the GE Entities and as a result, effective February 14, 1997, Mr. Frey received pursuant to the Incentive Plan a nonqualified stock option to purchase 10,000 shares of common stock at the fair market value on such date which vests 25% on each anniversary of the grant date.

AGREEMENTS RELATING TO EMPLOYMENT

     The Company, through DHC, and Mr. Kelleher have an agreement dated January 13, 1995 providing for a payment of $600,000 upon severance in return for an 18-month noncompetition agreement. This agreement automatically renews on each anniversary of the agreement until such time as Mr. Kelleher is no longer employed by DHC or its affiliates.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and the Stockholder Return Performance Graph on Page 15 shall not be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

TO OUR STOCKHOLDERS:

     The Compensation Committee of the Board is charged with overseeing and administering the compensation and stock option programs affecting the Named Executive Officers including the Chief Executive Officer and previous Co-Chief Executive Officers and other senior officers of the Company (the "Executive Officers").

     Compensation Philosophy. At the direction of the Board, the Compensation Committee endeavors to ensure that the compensation programs for the Executive Officers of the Company and its subsidiaries are effective in attracting and retaining key executives responsible for the success of the Company and are administered with the long-term interests of the Company and its stockholders in mind. The Compensation Committee seeks to align total compensation for senior management with corporate performance.

     The Compensation Committee believes that the Company's overall financial performance should be an important factor in the total compensation of the Executive Officers. At the Executive Officer level, the Compensation Committee has a policy that a significant portion of total compensation should consist of variable, performance-based components, such as incentive bonuses, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management's commitment to enhancement of profitability and stockholder value. These incentive compensation programs currently include the Company's annual bonus plan (the "Management Incentive Compensation Plan") and the Incentive Plan.

     The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Executive Officers. The Compensation Committee considers such corporate performance measures as net income, earnings per share and cash flow, and may vary its quantitative measurements from employee to employee and from year to year. In 1996, the primary quantitative factor considered by the Compensation Committee in determining compensation awards to Executive Officers was the attainment, and surpassing, of the Company's 1996 budget. The Compensation Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as demonstrated leadership ability and overall contributions to the Company. In 1996, the most significant qualitative factors considered by the Compensation Committee in determining compensation awards to Executive Officers were the continued successful implementation of the Company's strategic plan, which includes, among other things, the establishment of a strong national hotel brand, continued growth (both in terms of revenue and operating income) of the Company's managed hotels, the ongoing addition of managed and franchised hotels to the Company's portfolio and the completion of multi-hotel acquisition opportunities, as evidenced by the Red Lion Acquisition and the RFS Acquisition.

     The Compensation Committee also evaluates the total compensation of the Executive Officers in light of information regarding the compensation practices and corporate financial performance of a peer group consisting of other competitive companies in the lodging industry. The Compensation Committee, however, does not target a specific percentile range within the peer group compensation structure in determining compensation for Executive Officers, due primarily to the lack of a sufficient number of comparable, publicly-held companies. From time to time, the Compensation Committee also receives assessments and advice regarding the Company's compensation practices from independent compensation consultants.

     Base Salary. Base salaries in 1996 for the Executive Officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each Executive Officer's position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance. The Compensation Committee focuses primarily on total annual compensation, including incentive awards, rather than base salary alone, as the appropriate measure of Executive Officer performance and contribution.

     Annual Bonus Plan. Under the Company's Management Incentive Compensation Plan key employees, including all Executive Officers (other than Messrs. Ferris and Ueberroth, who served as Co-Chief Executive Officers until November 8,
1996), are eligible to receive bonus payments. At the beginning of each year, financial, strategic and individual performance objectives, which vary from year to year, are established and approved by the Compensation Committee for each participant in the program. In March 1996, the Board, based on a recommendation from the Compensation Committee, approved the terms of the Management Incentive Compensation Plan for 1997.

     A minimum performance level must be achieved by the Company or a particular segment of the Company before any bonus may be earned by a participant pursuant to the Management Incentive Compensation Plan. Thereafter, an established progression rewards higher levels of achievement with greater bonus payments, subject to a predetermined maximum. A particular individual's bonus may depend upon Company and individual performance only or on a combination of Company, segment and individual performance. A participant's maximum bonus opportunity varies depending upon the level of his or her position. For the Chief Executive Officer and Executive Vice Presidents of the Company and DHC, the maximum bonus opportunity ranges from 60% to 75% of base salary. At the DHC and RFS Management senior officer level, the maximum bonus opportunity is 45% of base salary. Awards for 1996 were paid in cash in March 1997. In future years, awards may be made in cash, restricted stock or a combination thereof.

     Long-Term Incentive Programs. The Company's long-term incentive program consists currently of periodic grants of stock options at the discretion of the Compensation Committee under the Company's Incentive Plan, with an exercise price equal to the fair market value of a share of Common Stock on the date of the grant. To encourage retention, the ability to exercise options granted under the Incentive Plan is subject to vesting restrictions. Decisions made by the Compensation Committee regarding the timing and size of option grants take into consideration Company and individual performance, "competitive market" practices and the size and term of option grants made in prior years. The Incentive Plan was approved by the Company's stockholders in June 1994, and amended in April 1995 and April 1996.

     Chief Executive Officer Compensation. The Compensation Committee is charged with establishing the objectives and compensation of the Co-Chief Executive Officers (who served in that capacity until November 8, 1996) and Mr. Richard M. Kelleher who was appointed President and Chief Executive Officer of the Company on November 8, 1996, who are responsible for the strategic and financial performance of the Company.

     The Compensation Committee established a base salary of $300,000 in 1996 in return for Messrs. Ferris' and Ueberroth's services as Co-Chief Executive Officers. The Compensation Committee and Messrs. Ferris and Ueberroth continue to believe that Messrs. Ferris and Ueberroth should not participate in the Management Incentive Compensation Plan and thus they did not participate in it in 1996. The Compensation Committee and Messrs. Ferris and Ueberroth believe that currently they are adequately incentivized to enhance profitability and stockholder value through their significant ownership interests in the Company (including options and restricted stock grants).

     As further consideration, on March 6, 1996, 35,000 options were granted to each of Messrs. Ferris and Ueberroth at an exercise price of $27.875 per share which vest in four equal annual installments beginning on the first anniversary of the grant date. On January 2, 1997 each of Messrs. Ferris and Ueberroth were granted 30,000 restricted shares of Common Stock, of which 10,000 shares vested on the grant date, and 10,000 vest on the anniversary of the grant date for the subsequent two years. On November 8, 1996 Messrs. Ferris and Ueberroth ceased to be Co-Chief Executive Officers of the Company due to the appointment of Mr. Kelleher. Messrs. Ferris and Ueberroth have continued in their roles as Co-Chairmen of the Board of the Company.

The Compensation Committee continues to retain responsibility for determining the amount and form of compensation payable to Messrs. Ferris and Ueberroth.

     On November 8, 1996, Mr. Kelleher was appointed by the Board as President and Chief Executive Officer of the Company, with overall responsibility for running the Company's businesses. In connection with such appointment, the Compensation Committee established an annual base salary for Mr. Kelleher of $450,000, and Mr. Kelleher received options to purchase 240,000 shares of Common Stock. The Compensation Committee established Mr. Kelleher's compensation package based upon the general factors discussed above and upon an evaluation of compensation paid to Chief Executive Officers at comparable public companies and other companies in the lodging industry. Mr. Kelleher participates in the Management Incentive Compensation Plan with a maximum bonus range of 60% to 75% of his base salary. In 1996, the key factors in Mr. Kelleher's bonus were the Company's overall financial performance compared to budgeted financial performance and achievement of certain other financial, growth and operating objectives. The Compensation Committee also considered Mr. Kelleher's long-term contributions to the success of the Company, including recognition of the key role he played in the RFS Acquisition and the Red Lion Acquisition.

     To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment of the Company and to its executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights, qualification of the Compensation Committee and other reasons. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily limit executive compensation to that amount deductible under Section 162(m). The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

     The foregoing report has been approved by all the members of the Compensation Committee.

                                          Dale F. Frey
                                          Ronald K. Gamey
                                          Norman B. Leventhal
                                          Michael W. Michelson
March 31, 1997

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Frey, Gamey, Leventhal and Michelson are members of the Compensation Committee. No executive officer of the Company either served in 1996 or now serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers who serve on the Board or are members of the Compensation Committee. During 1996, Mr. Frey was an executive officer of GEIM and GE, a director of GEIM and a trustee of GEPT. Also during 1996, Mr. Leventhal controlled an entity from which the Company subleased office space and owned or controlled general partnership interests in four hotels with which the Company had or has management contracts. Mr. Michelson is an executive officer and director of RLA, which is the general partner of the Partnership. Prior to the Red Lion Acquisition, the Partnership owned 66.7% of the common stock of Red Lion and, as a result of the merger, owns more than 5% of the Company's common stock. For a discussion of the relationships between the Company and the above-mentioned entities, see "CERTAIN TRANSACTIONS."

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return on the Common Stock with the cumulative total return of the S&P Composite-500 Index and the S&P Lodging-Hotels Index for the period from July 1, 1994, the date of the Company's initial public offering, to December 31, 1996. The S&P Lodging-Hotels Index includes Hilton Hotels, ITT Corp. and Marriott International.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                AMONG DOUBLETREE CORPORATION, THE S&P 500 INDEX
                         AND THE S&P HOTEL-MOTEL INDEX

                              [PERFORMANCE GRAPH]

                          07/01/94     12/31/94     12/31/95     12/31/96
                          --------     --------     --------     --------
Doubletree Corporation      $100         $124         $178         $305
S&P 500                     $100         $105         $144         $177
S&P Lodging - Hotels        $100         $112         $132         $158

---------------
* Assumes $100 invested on July 1, 1994 in Common Stock and on June 30, 1994 in S&P 500 Index and S&P Hotel-Motel Index, and reinvestment of all dividends. The Company's fiscal year ends December 31.

                              CERTAIN TRANSACTIONS

     Management Contracts and Related Matters. Certain of the hotels that the Company or its affiliates manages are owned by affiliated persons as described below. The Company believes that in each case the terms on which these hotels are managed are at least as favorable to the Company as those it could have obtained from unaffiliated persons.

     Affiliates of GEPT owned at December 31, 1996 an interest in seven hotels managed by the Company under long-term management contracts. In 1996, the Company was paid in the aggregate $9.6 million, including expense reimbursements, in connection with such hotels. The Company advanced $207,000 to the owner of one such hotel in 1996 in connection with a renovation project. Interest earned with respect to this loan and loans made to the owners of these hotels in prior years amounted to $55,000 in the aggregate.

     Through partnerships controlled by wholly-owned subsidiaries of the Company, the Company is a party to two lease agreements for two hotel properties, each with an original term of three years. The minority interest in such partnerships is held by affiliates of GEPT. The leases provide for rent based on percentages of revenue from specified sources, with minimum annual rental payments. Rent under the two leases for 1996 was $3.8 million. Pursuant to the agreements, the Company is entitled to 80% of the net cash flow as defined in the agreements. Such net cash flow and management fees earned by the Company totaled $708,000 in 1996. The Company has also agreed to guarantee $800,000 of each subsidiary's rental obligation and has made loans aggregating $763,000 for renovations at the hotels.

     GQ Equities Limited ("GQEL"), a corporation owned by an affiliate of GEPT, Ridge, the 1986 Trust and the 1994 Trust, owned at December 31, 1996 two hotels and the leasehold interest in a third hotel, all of which are managed by the Company under management contracts which may be terminated upon a sale or transfer of GQEL's interest in such hotels after December 16, 1998. In 1996, the Company earned in the aggregate $3.6 million, including expense reimbursements, in connection with such hotels.

     At December 31, 1996 through its affiliates, Metropolitan owned seven hotels and a minority interest in one hotel that were managed by the Company pursuant to management contracts. In 1996, the Company was paid in the aggregate of $11.8 million including expense reimbursements, from 10 hotels affiliated with Metropolitan. During 1996, two of the hotels affiliated with Metropolitan were sold. The Company leases these hotels from the buyer and acquired a 10% interest in one of the hotels and a 15% interest in the other hotel.

     At December 31, 1996, Mr. Leventhal, a director of the Company, directly or indirectly owned or controlled general partnership interests in two hotels (the "Beacon Hotels") with which the Company has management contracts. In 1996, the Company was paid in the aggregate $3.1 million, including expense reimbursements, from four Beacon Hotels, two of which were sold to unaffiliated third parties during the year (one of which has been retained as a franchisee).

     In addition, during 1996 Mr. Kelleher, President and Chief Executive Officer of the Company and DHC and a director of the Company, owned limited partnership interests in the Beacon Hotels varying from 0.45% to 3%.

     In January 1993 and February 1996, GQHP loaned $4.0 million and $500,000, respectively, to the entity which owns one of the Beacon Hotels. These loans bear interest at the rate of 12% per annum, but in the event that the hotel's monthly net income is insufficient to meet the payments due under the loan, unpaid interest is deferred and continues to accrue. Interest recognized in 1996 amounted to $810,000, of which $280,000 had been previously deferred. $4.5 million in principal is outstanding under these loans at December 31, 1996. In August 1996, the Company funded $1.2 million to the entity which owns the second Beacon Hotel. The funds are to be used for property improvements and to mitigate the impact of local redevelopment activity on the hotel.

     In connection with the Combination Transaction, GQ Owners guaranteed the payment of amounts under the above-referenced $4.0 million loan and a $300,000 loan made by a predecessor of the Company to an affiliate of GEPT. These guarantees transferred to the former partners of GQ Owners upon its liquidation. No amounts have been paid under these guarantees as of December 31, 1996. Recourse under each of the guarantees of GQ Owners (and its former partners) is limited to their respective equity interests in the Company.

     The Company subleased office space from an entity controlled by Mr. Leventhal and paid rent with respect thereto in the amount of $64,000 in 1996. Such sublease terminated in November 1996.

     Acquisition of Red Lion Hotels, Inc. At December 31, 1996, the Company operated 56 full-service Red Lion brand hotels, 17 of which were owned, eight of which were operated pursuant to joint venture agreements and 17 of which were leased pursuant to a long-term lease with a wholly-owned subsidiary of the Partnership (the "Partnership Lease"). The remaining 14 hotels were operated pursuant to management contracts. Prior to the Red Lion Acquisition, the Partnership owned 66.7% of the common stock of Red Lion. Accordingly, as a result of the Red Lion Acquisition, the Partnership received $445.2 million and 4,836,260 shares of the Company's Common Stock (of which 953,977 shares were distributed to two of the partners of the Partnership). Furthermore, RLA is the general partner of the Partnership. Mr. Michelson is a stockholder, director and an executive vice president of RLA and a director of the Company. Mr. Michelson is also a general partner of KKR Associates (Delaware), which is a limited partner of the Partnership. KKR Associates (Delaware) does not have the power to vote or dispose of shares owned by the Partnership. Mr. Gilhuly is a director and an executive vice president of RLA and a director of the Company. To raise the funds required to consummate the Red Lion Acquisition, the Company (i) borrowed $493.0 million under a new term loan and revolving credit facility,
(ii) raised approximately $210.7 million from an equity offering of 5,600,000 shares of the Company's Common Stock, (iii) raised $100.0 million through an equity investment by GEPT whereby GEPT purchased 2,627,533 shares of Common Stock and was issued warrants to purchase 262,753 shares of Common Stock (the "Warrants") in return for its $100.0 million investment and (iv) utilized $34.2 million of existing cash on hand.

     The following is a summary of certain other agreements between the Company, Red Lion, the Partnership and/or its affiliates:

     Partnership Services Agreement. In connection with the Red Lion Acquisition, the Company and the Partnership entered into a Partnership Services Agreement (the "Partnership Services Agreement") pursuant to which the Company, upon request from the Partnership, will provide certain support services to the Partnership in return for a fee. In addition, pursuant to the Partnership Services Agreement, the Company has agreed to guarantee, subject to defenses available to Red Lion, the liabilities and obligations of Red Lion owed to the Partnership and its affiliates arising out of or related to Red Lion's business.

     The Partnership Lease. The initial term of the Partnership Lease is 15 years from August 1995, subject to earlier termination by the Partnership upon the occurrence of one or more Events of Default (as defined in the Partnership Lease). The Company has the option to extend the Partnership Lease on a hotel-by-hotel basis for five additional five year periods on the same terms. Rental payments under the Partnership Lease consist of base rent and additional rent, if applicable. Base rent for all of the hotels is $15.0 million per year. Additional rent for the hotels will be equal to 7.5% of the amount, if any, by which the aggregate operating Revenues (as defined in the Partnership Lease) for all of the hotels for the given fiscal year exceeds the total operating revenues at all such hotels for the twelve month period ended September 30, 1996. Actual rent paid for the hotels was $2.3 million for the period from November 8, 1996 through December 31, 1996. Under the terms of the Partnership Lease, Red Lion agreed to fully indemnify the Partnership and its affiliates for any matter arising by reason of or in connection with the leasing, use, non-use, occupancy, management or operation of each of the hotels prior to or during the term of the Partnership Lease, including violations of environmental laws, discharges, disposal or releases of hazardous materials, presence of hazardous materials, including any which are the result of off-site migration onto the hotels, and certain exposures to hazardous materials (as such terms are defined in the Partnership Lease) which exist at or are released from any of the hotels prior to or during the term of the Partnership Lease. Such indemnities will survive the termination of the Partnership Lease. Pursuant to the Partnership Services Agreement, the Company has agreed to guarantee Red Lion's indemnity obligations to the Partnership and its affiliates. While the Company believes the terms of the Partnership Lease are fair to both parties, those terms were not negotiated on an arms-length basis. The

Partnership has acknowledged in writing the Company's intention to change the name of each of the hotels to a Doubletree brand name and has confirmed that such action would not constitute a breach of the Partnership Lease.

     Joint Venture Agreements. The Company owns at least a 50% interest in eight joint ventures, each of which owns a hotel. In September 1996, the Partnership exercised its right to sell to Red Lion, for approximately $1.4 million, certain minority interests in these joint ventures. In addition to its ownership interest in the joint ventures, the Company is responsible for the day-to-day operations of the hotels owned by the joint ventures and receives management fees for operating the hotels. In 1996, the Company was paid a total of $4.7 million in connection with the management of these hotels. The Company also has made significant advances to certain of the joint ventures which, at December 31, 1996, aggregated $37.1 million.

     The MLP Management Agreement. Of the Company's 14 Red Lion hotels that are operated pursuant to management contracts, 10 of such managed hotels are owned by Red Lion Inns Limited Partnership (the "MLP"), the general partner of which is Red Lion Properties, Inc., a wholly-owned subsidiary of the Company ("Properties"), and are managed by the Company pursuant to a management contract with the MLP. Messrs. Kelleher, Perocchi, Frey and Leventhal, each directors of the Company, are currently directors of Properties. Effective March 10, 1997, Messrs. Frey and Leventhal replaced Messrs. Gilhuly and Michelson as directors of Properties. During 1996, the MLP paid a total of $26.0 million for management fees, support services, supplies, furnishings and equipment pursuant to its management agreement. As of December 31, 1996, the MLP owed the Company $28.5 million primarily for capital improvements funded on behalf of the MLP and to a lesser degree accrued incentive management fees and working capital advances. Beginning January 1, 1998, federal tax regulations mandate that the MLP become subject to corporate taxes on its income. The MLP is not currently a taxable entity. The payment of income taxes by the MLP will not reduce cash available for payment of any fees, including the incentive management fee, due to the Company under the MLP management contract. The payment of income taxes by the MLP will, however, directly reduce cash available for distributions to the partners in the MLP and cash available to the MLP to repay advances owed by it to the Company. Distributions to partners after December 31, 1997 will be considered taxable dividends. Properties is currently assessing alternatives relating to this change in tax status, but no assurance can be provided that any actions taken will lessen the impact of such taxes.

     Acquisition of RFS, Inc. On February 27, 1996 (the "RFS Closing Date") the Company completed the RFS Acquisition, pursuant to which the Company acquired all of the outstanding stock of RFS Management in exchange for 2,727,811 shares of the Common Stock. As a result of the merger, RFS Management survived as a wholly-owned subsidiary of the Company. At December 31, 1996, the Company (through RFS Management) leased 56 hotels (the "Hotel Leases") (52 of which were managed by the Company and four of which were managed by third party management) from RFS Partnership, L.P. (the "Landlord"), the sole general partner and approximately 98.6% owner of which is RFS Hotel Investors, Inc., a publicly owned real estate investment trust (the "REIT"). Rental expense pursuant to the Hotel Leases aggregated $58.7 million in 1996. Two individuals, Messrs. H. Lance Forsdick and Robert Solmson were the majority shareholders of RFS Management and consequently received the majority of the RFS Acquisition Shares. Based on the value of the RFS Acquisition Shares on the RFS Closing Date, the Company paid approximately $72.0 million for RFS Management of which $57.1 million is attributable to the RFS Acquisition Shares beneficially owned by Messrs. Forsdick and Solmson, respectively. Various members of Messrs. Forsdick's and Solmson's respective immediate families were shareholders of RFS Management and consequently received RFS Acquisition Shares. Mr. Solmson is the Chairman of the Board and President of the REIT. As a result of the RFS Acquisition, RFS Management, as a wholly-owned subsidiary of the Company, now manages and leases the hotels for the benefit of the Company. During 1996, RFS paid $250,000 to Hospitality Advisory Services (HAS), an affiliate of the REIT, for consulting services. The current consulting services agreement terminated on February 27, 1997. The Company expects that it will continue to do a significant amount of business with the Landlord and the REIT. The Company believes that the terms of the Hotel Leases are at least as favorable to the Company as those terms the Company could have obtained from unaffiliated parties.

     Strategic Alliance With The REIT. The Company and the REIT entered into a series of agreements that became effective concurrently with the closing of the RFS Acquisition and which form the basis of a strategic alliance between the Company and the REIT. The following is a brief summary of the most important of these agreements.

          Preferred Stock Purchase Agreement. Pursuant to the Preferred Stock Purchase Agreement, the Company's acquisition subsidiary purchased 973,684 shares of the REIT's convertible preferred stock at a price of $19 per share (subject to certain adjustments) (the "REIT Preferred Shares"). Upon the consummation of the merger of the acquisition subsidiary and RFS Management on the RFS Closing Date, RFS Management became the owner of the REIT Preferred Shares. The REIT Preferred Shares will pay an annual fixed dividend of $1.45 per share and will be convertible into shares of the REIT's common stock on a one for one basis after seven years. The REIT Preferred Shares are redeemable by the REIT after seven years.

          Master Agreement. The Master Agreement contains numerous agreements between the Company, the Acquisition Subsidiary, RFS Management the REIT and/or the Landlord, a number of which are summarized below.

             Right of First Offer or Refusal. Pursuant to the Master Agreement, the Company, through RFS Management , was granted certain rights of first offer and first refusal (collectively, the "Right of First Refusal") with respect to the lease of any hotels to be acquired or developed in the future by the Landlord or the REIT. As a result, RFS Management is entitled to written notice from the Landlord specifying the terms and conditions upon which the Landlord would be willing to lease the hotel to RFS Management and in the event that RFS Management does not agree to such terms or declines to lease the hotel, the right to match the terms of any proposed lease between an alternative lessee and the Landlord. The Landlord may terminate the Right of First Refusal upon the occurrence of certain events, including on the seventh anniversary of the RFS Closing Date, in the event that the hotels leased by the Company throughout such seven year period do not meet certain financial goals. Subject to certain limitations as well as a cap on the total number of hotels which may fall within this exclusion, the Right of First Refusal does not apply to certain hotels acquired by the Landlord or the REIT where the seller of such hotels requires that the seller or an entity affiliated with the seller lease or manage the hotel; provided, however, that the Company is entitled to an opportunity to negotiate with such seller the terms under which such seller may be willing to waive such requirement. In addition, the Right of First Refusal does not apply (i) to a hotel to be acquired by the Landlord or the REIT that is located in the proximity of a hotel then under management, lease or franchise agreement by the Company where such agreement contains non-competition provisions that would preclude the entering into of a lease between the Landlord and the Company or (ii) where the Landlord or the REIT is acquiring substantially all of the hotels in the portfolio of another real estate investment trust.

             Change of Control. Until the earlier of the expiration of ten years following the RFS Closing Date or the date of the redemption or conversion of the Preferred Stock, without the prior written approval of Landlord, the Company and RFS Management may not permit any merger, sale of RFS Management's stock or the transfer or conveyance of all or substantially all of RFS Management's assets, if, as a result thereof, RFS Management would cease to be controlled by the Company. The foregoing restriction does not restrict any change in control or ownership of the Company.

             Termination of REIT Status. In the event that the REIT terminates its status, for federal tax purposes, as a real estate investment trust, the Landlord may elect to terminate the then existing hotel leases and the Right of First Refusal by providing notice to RFS Management, provided that the following conditions are met: (i) the REIT purchases from RFS Management all of the REIT Preferred Shares at a price per share equal to the greater of their purchase price or the average price of the REIT's common stock over a certain period of time, (ii) if the termination occurs within 10 years after the RFS Management Closing Date, the Landlord pays to RFS Management an amount equal to $5.0 million minus $41,667 for each calendar month which has passed during such 10 year period and (iii) the Landlord pays to RFS Management the fair market value of the then existing hotel leases, based upon the remaining length of their terms.

     Candlewood Joint Venture. In November 1995, the Company joined with Mr. Jack DeBoer, the founder of Residence Inns, to form Candlewood Hotel Company, L.L.C., a Delaware limited liability company (the "LLC"), to develop the Candlewood brand of extended-stay hotels. In August 1996, Candlewood Hotel Company, Inc. ("Candlewood") was formed to succeed to the business of the LLC. In November 1996, Candlewood completed an initial public offering of 3,850,000 million shares of its common stock and succeeded to the business of the LLC pursuant to a reorganization transaction. In connection with the reorganization, the Company's 50% membership interest in the LLC was converted such that, at December 31, 1996, the Company owned approximate 29% of the outstanding common stock of Candlewood. Doubletree is entitled pursuant to the terms of a Stockholders Agreement dated September 30, 1996, to nominate two directors to the Candlewood board of directors and has "veto rights" with respect to certain material transactions. Messrs. Ferris and Ueberroth currently serve on the Candlewood board of directors. Candlewood is in the business of developing, owning, operating, managing and franchising Candlewood extended-stay hotels and as of December 31, 1996, Candlewood had one hotel in operation, had begun construction on eight properties and had placed 29 sites under contract or letter on intent.

     Prior to Candlewood's initial public offering, the Company's investment in the LLC was structured as an equity contribution with the Company earning a preferred return. In connection with the initial public offering, the Company's contributions in excess of $200,100 and its preferred return were converted to an interest bearing note in the amount of approximately $12.1 million plus interest (the "Candlewood Note"). In addition, the Company agreed to extend to Candlewood a five-year, $15 million subordinated credit facility of which amounts outstanding under the Candlewood Note constitute a part. Amounts outstanding under the credit facility and the Candlewood Note bear interest at rates of 7% per annum for the first 12 months following contribution, 10% per annum for second 12 months following contribution and 15% per annum thereafter. At December 31, 1996, the aggregate amount outstanding under the credit facility (including the Candlewood Note) was approximately $12.5 million. In addition, in August 1996 the Company committed to provide credit support for a loan facility that will be utilized by Candlewood to arrange to provide construction and permanent financing to Candlewood franchisees on terms that, in most cases, are much more attractive than those which the franchisees could obtain on their own. In providing such credit support, the Company's maximum exposure on any one Candlewood franchise will be approximately $1.0 million, with the aggregate amount of exposure for all such credit support capped at between $20.0 million and $30.0 million. At December 31, 1996, the loan facility had not been utilized.

     Other Transactions. In 1996, State Street Bank, in alliance with GE Investment Retirement Services Inc. ("GE Investment"), acted as the Company's trustee, fund manager and administrator for the Company's 401(k) plan. Because GE Investment is indirectly affiliated with the Company, Messrs. Frey and Myers abstained from the deliberations and voting on this matter. State Street Bank in alliance with GE Investment was chosen based on the advice of an independent consultant after a competitive selection process.

     Registration Rights. As noted above under "VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF", certain of the Company's stockholders have certain registration rights with respect to the registration of the Common Stock owned by them. Accordingly, the RFS Management stockholders exercised one of their demand registration rights and register 1,508,422 shares of Common Stock in a public offering that was completed in May 1996, and Metropolitan and the 1994 Trust registered and sold 620,000 shares and 212,000 shares, respectively, of Common Stock pursuant to its piggyback registration rights in such offering. The net proceeds to the RFS Management stockholders, Metropolitan, and the 1994 Trust from such offering was approximately $45.0 million, $18.5 million, and $6.3 million, respectively. The estimated expense incurred by the Company in connection with such offering was approximately $1.0 million.

     Policy Regarding Related Party Transactions. The Company has implemented a policy requiring any material transaction or agreement with a related party to be approved by a majority of the directors not interested in such transaction or agreement, upon their determination that the terms of any such transaction or agreement are at least as favorable to the Company as those it could have obtained from unaffiliated persons.

                               OTHER INFORMATION

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the NASD. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such forms received by it with respect to fiscal year 1996, or written representations from certain reporting persons, the Company believes that all of its directors and executive officers and persons who own more than 10% of the Common Stock have complied with the reporting requirements of Section 16(a).

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Directors are elected at each Annual Meeting of Stockholders of the Company and hold office until their successors are duly elected and qualified at the next Annual Meeting of Stockholders of the Company. The Company's Bylaws, as amended, authorize the Company's Board to designate the number of directors. Pursuant to a resolution adopted by the Board in connection with the consummation of the Red Lion Acquisition, the authorized number of members of the Board has been set at eleven.

     Each of the Company's nominees for election to the Board is currently serving as a director of the Company and, with the exception of Messrs. Perocchi, Gilhuly and Michelson who were elected to the Board upon consummation of the Red Lion Acquisition, was elected to his present term of office by the stockholders of the Company. Set forth below are the names and descriptions of the backgrounds of the nominees of the Company and their principal occupations for the past five years. Each of the nominees first became a director of the Company in the year set forth below and has continually served as a director of the Company since that date.

     William R. Fatt, 45, has served as a director of the Company and Doubletree Partners since December 1993. Mr. Fatt is Executive Vice President and Chief Financial Officer of Canadian Pacific Limited, a position he has held since January 1994. From August 1990 to January 1994, Mr. Fatt was Vice President, Finance and Accounting and Chief Financial Officer of Canadian Pacific Limited. From August 1988 to August 1990, Mr. Fatt was its Vice President and Treasurer. Mr. Fatt serves as a director of Canada Maritime Limited, Canadian Pacific Hotels & Resorts, Inc., PanCanadian Petroleum Limited, Jim Pattison Group, Inc. and various direct and indirect subsidiaries of Canadian Pacific Limited.

     Richard J. Ferris, 60, has served as Co-Chairman of the Board of the Company and Doubletree Partners since December 1993. From June 1992 to December 1993, Mr. Ferris served as Co-Chairman of GQHP. From June 1987 to June 1992, Mr. Ferris was a private investor. Mr. Ferris is the former Chairman and Chief Executive Officer of UAL Corporation, a position he held from April 1976 to June 1987. Mr. Ferris serves as a director of The Procter & Gamble Company, Amoco Corporation, Evanston Hospital Corporation, Candlewood Hotel Company, Inc. and the PGA Tour Policy Board.

     Dale F. Frey, 64, has served as a director of the Company and Doubletree Partners since December 1993. From July 1992 to December 1993, Mr. Frey served as a director of GQHP. Prior to his retirement in early 1997, Mr. Frey was Chairman of the Board, President and Chief Executive Officer of General Electric Investment Corporation, a position he had held since 1984, and a Vice President of General Electric Company since 1980. Mr. Frey is a member of the Board of Directors of Rhone-Poulenc Rorer; USF&G Corporation; Praxair, Inc.; The Beacon Companies; First American Financial Corporation and The Cancer Research Fund of the Damon Runyon-Walter Winchell Foundation and is a Trustee of Franklin and Marshall College. Mr. Frey is also a director of Red Lion Properties, Inc.

     Ronald K. Gamey, 51, has served as a director of the Company and Doubletree Partners since December 1993. Mr. Gamey is Executive Vice President of Canadian Pacific Limited, a position he has held since July

1988. Mr. Gamey also serves as a director of Laidlaw Inc., Canada Maritime Limited, Canadian Pacific Hotels & Resorts, Inc. and various direct and indirect subsidiaries of Canadian Pacific Limited.

     Edward A. Gilhuly, 37, has been a director of the Company since November 1996. Mr. Gilhuly was a General Partner and an executive of Kohlberg Kravis Roberts & Co. ("KKR") for more than five years prior to January 1, 1996. Effective January 1, 1996, he became a member of the limited liability company which serves as the general partner of KKR. Mr. Gilhuly is also a director of Layne-Christensen Company; Owens-Illinois, Inc.; Owens-Illinois Group, Inc.; Merit Behavioral Care Corporation; and Union Texas Petroleum Holdings, Inc.

     Richard M. Kelleher, 47, has served as President and Chief Executive Officer of DHC since December 1993 and of the Company since November 1996, and has served as a director of the Company since July 1995. From April 1993 to December 1993, Mr. Kelleher served as Chief Executive Officer and President of GQHP. From December 1989 to April 1993, Mr. Kelleher was President of Guest Quarters Suite Hotels. In 1983, Mr. Kelleher co-founded Beacon Hotel Corporation, which merged with GQHP in 1986. Mr. Kelleher is also a director of Red Lion Properties, Inc.

     Norman B. Leventhal, 79, has served as a director of the Company and Doubletree Partners since December 1993. From September 1992 to December 1993, Mr. Leventhal served as a director of GQHP. Mr. Leventhal is Chairman of The Beacon Companies, a position he has held for more than ten years. Mr. Leventhal co-founded The Beacon Companies, a major real estate developer, in 1946. Mr. Leventhal serves as a director of Beacon Properties Corporation. Mr. Leventhal is a Life Member Emeritus of The Corporation of The Massachusetts Institute of Technology and a director of The Picower Institute for Medical Research and has numerous community and civic involvements. Mr. Leventhal is also a director of Red Lion Properties, Inc.

     Michael W. Michelson, 45, has been a director of the Company since November 1996. Mr. Michelson was a General Partner of KKR for more than five years prior to January 1, 1996. Effective January 1, 1996, he became a member of the limited liability company which serves as the general partner of KKR. Mr. Michelson is also a director of AutoZone, Inc.; Owens-Illinois, Inc.; Owens-Illinois Group, Inc.; and Union Texas Petroleum Holdings, Inc.

     John H. Myers, 51, has served as a director of the Company and Doubletree Partners since December 1993. From July 1992 to December 1993, Mr. Myers served as a director of GQHP. In January 1997 Mr. Myers was appointed Chairman of the Board, President and Chief Executive Officer of both General Electric Investment Corporation and GEIM. Prior to this appointment, Mr. Myers was a director and Executive Vice President of GEIM (a position he held since February 1988) and Executive Vice President of General Electric Investment Corporation (a position he held since June 1986). Mr. Myers is a Trustee of GEPT and Wagner College and also serves on the Board of Directors of Hispaland, S.A., the Butler Capital Advisory Board and Grimes Aerospace Company.

     William L. Perocchi, 39, has served as Executive Vice President, and Chief Financial Officer of the Company since its formation and DHC since December 1993 and a director of the Company since November 1996. From August 1992 to December 1993, Mr. Perocchi served as the Executive Vice President and Chief Financial Officer of GQHP. From June 1989 to July 1992, Mr. Perocchi served as the Vice President, Finance for AMETEK Aerospace Products, Inc. From June 1979 to June 1989, Mr. Perocchi served in various financial management capacities with The General Electric Company. Mr. Perocchi is also a director of Red Lion Properties, Inc.

     Peter V. Ueberroth, 59, has served as Co-Chairman of the Board of the Company and Doubletree Partners since December 1993. From June 1992 to December 1993, Mr. Ueberroth served as Co-Chairman of GQHP. From April 1989 to the present, Mr. Ueberroth has been Managing Director and a principal of The Contrarian Group, a business management company. From March 1984 to March 1989, Mr. Ueberroth served as the sixth Commissioner of Major League Baseball. Mr. Ueberroth serves as a director of Ambassadors International Inc., Candlewood Hotel Company, Inc., CB Commercial Real Estate Services Group, The Coca Cola Company and Transamerica Corporation.

     The Company is not aware of any family relationships among any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. The Certificate of Incorporation of the Company contains provisions eliminating or limiting the personal liability of directors for violations of a director's fiduciary duty to the extent permitted by the Delaware General Corporation Law.

     The Board held seven meetings during the fiscal year ended December 31, 1996. With the exception of Messrs. Gilhuly and Michelson (who were appointed in November 1996), each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board held during such period and the total number of meetings held during such period by all committees of the Board on which that director served. Messrs. Gilhuly, Michelson and Perocchi attended all of the meetings of the Board that occurred from and after their appointment to the Board.

     The Company has standing Audit and Compensation Committees, but has not established a Nominating Committee. Messrs. Fatt, Myers and Gilhuly (who was appointed in November 1996) comprise the Audit Committee, which met once in 1996. The Audit Committee's responsibilities include recommending the selection of the Company's independent public accountants to the Board, reviewing the (i) scope and results of the audit engagement with the independent public accountants and management, (ii) adequacy of the Company's internal accounting control procedures, (iii) independence of the independent public accountants and
(iv) the range of audit and non-audit fees charged by the independent public accountants. Messrs. Frey, Gamey, Leventhal and Michelson (who was appointed to the committee in November 1996) comprised the Compensation Committee, which met three times in 1996. The Compensation Committee determines compensation for the Company's executive officers and administers the Management Incentive Compensation Plan and Incentive Plan.

BOARD COMPENSATION AND BENEFITS

     Messrs. Fatt, Frey, Gamey, Gilhuly, Leventhal and Michelson receive a director's fee of $5,000 per quarterly Board meeting for serving on the Board. For any other Board meeting attended in person, these directors will receive a fee of $1,000 per meeting. No additional compensation is paid for serving on or attending committee meetings or for any meetings attended or held by telephone. No other member of the Board receives a fee. Pursuant to the Company's Incentive Plan, each of the Company's non-employee directors receive, upon election, a non-qualified stock option to purchase 10,000 shares of Common Stock at the then fair market value. In addition, on February 14, 1997, the Board approved an amendment to the Company's Incentive Plan which, upon approval by the Company's stockholders at the Annual Meeting, would provide for the annual grant of $5,000 of restricted stock on January 1 of each year (however, the grant for the 1997 year would be effective as of the date of the Annual Meeting), based on the fair market value of the Company's Common Stock on the date of grant. For more information on this proposed amendment to the Incentive Plan, see "PROPOSAL
2 -- AMENDMENT OF THE 1994 EQUITY PARTICIPATION PLAN OF DOUBLETREE CORPORATION." Each director may be reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings.

     Messrs. Frey and Myers waived their rights to receive stock options under the Incentive Plan during the period which each of Messrs. Frey and Myers are officers or directors of any of the GE Entities or any affiliate of such entities. In lieu thereof, the Board issued to GEHOP, as of June 30, 1994, an option to purchase 20,000 shares of Common Stock at an exercise price of $13.00 per share, the fair market value of the Common Stock on the date of grant. The option vests 25% on each anniversary of the grant date. In early 1997, Mr. Frey ceased to be an officer or director of any of the GE Entities and as a result, effective February 14, 1997, Mr. Frey received a non-qualified stock option to purchase 10,000 shares of common stock at the fair market value on such date which vests 25% on each anniversary of the grant date.

     Pursuant to the Company's Bylaws, as amended, all current and future directors of the Company, other than Mr. Leventhal, shall be required to retire from the Board immediately prior to the annual meeting of stockholders in the year that such director reaches 70 years of age.

VOTE AND RECOMMENDATION

     Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the eleven nominees named above as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Board.

     THE BOARD RECOMMENDS A VOTE FOR ALL ELEVEN NOMINEES.

                                   PROPOSAL 2

                AMENDMENT OF THE 1994 EQUITY PARTICIPATION PLAN
                           OF DOUBLETREE CORPORATION

     The 1994 Equity Participation Plan of Doubletree Corporation (the "Incentive Plan") was adopted by the Board of Directors on June 3, 1994, and approved by the stockholders of the Company on June 30, 1994. On January 27, 1995, the Board adopted, and on April 25, 1995, the stockholders of the Company approved, the First Amendment to the Incentive Plan. On February 13, 1996 the Board adopted, and on April 22, 1996, the stockholders of the Company approved, the Second Amendment to the Incentive Plan.

     On February 14, 1997, the Compensation Committee recommended and the Board unanimously adopted subject to stockholder approval, certain amendments to the Incentive Plan, which will be restated and amended in its entirety in an Amended and Restated Equity Participation Plan (the "Restated Incentive Plan"). The amendments to the Incentive Plan include (a) an increase in the number of shares of the Company's Common Stock available for issuance thereunder from 3,300,000 to 4,500,000 and (b) an amendment to the formula grant provisions to provide for an annual grant of $5,000 of restricted stock to the Company's non-employee directors. The amendments, together with certain other revisions to conform the Restated Incentive Plan to the requirements of the federal securities laws, will be reflected in the Restated Incentive Plan.

SUMMARY OF PROPOSED CHANGES

     The Incentive Plan currently permits options to be granted covering up to 3,300,000 shares of Common Stock. The Board proposes to amend the Incentive Plan to provide for an increase in the number of shares of Common Stock reserved for issuance thereunder from 3,300,000 to 4,500,000. As of February 14, 1997 approximately 85% of the shares of Common Stock reserved for issuance under the Incentive Plan were subject to outstanding options leaving only approximately 450,000 shares of Common Stock reserved for issuance under the Incentive Plan. The Board believes that the increase in the number of shares of Common Stock available for issuance as provided in the Restated Incentive Plan will increase the size of the Restated Incentive Plan to a size which is commensurate with the number of shares of Common Stock that are issued and outstanding, provide the Compensation Committee with greater flexibility in the administration of the Incentive Plan and is appropriate in light of the growth of the Company and the resulting addition of new employees who will be subject to the Restated Incentive Plan. The number of shares of Common Stock that are issued and outstanding has increased from 19.4 million to 39.6 million since December 31, 1995. The Company believes there should be a corresponding change in the number of shares authorized for issuance pursuant to the Restated Incentive Plan. The increase in the number of shares authorized for issuance as provided in the Restated Incentive Plan would represent 11% of the issued and outstanding shares of Common Stock of the Company as of December 31, 1996.

     The Incentive Plan currently provides for the grant to each non-employee director, as of the date that such non-employee director is initially elected to the Board, of a non-qualified stock options ("NQSO") to purchase 10,000 shares of Common Stock of the Company. The Board proposes to amend the Incentive Plan to provide that, in addition to these NQSOs, each person who is a non-employee director on January 1 of each year beginning in 1998 automatically shall be granted that number of shares having an aggregate Fair Market Value equal to $5,000, or if January 1 falls on a holiday or weekend, the next business day. Fair Market Value is determined on the applicable grant date. All such shares of restricted stock vest upon a Termination of Directorship (as defined in the Restated Incentive Plan), which includes retirement and resignation, among other things; provided, however, that such shares of restricted stock do not vest in the event that the Termination of Directorship resulted from an act of bad faith. All non-employee directors elected or re-elected at the 1997 Annual Meeting will be granted effective on May 2, 1997 that number of shares of restricted stock having a Fair Market Value (as defined in the Restated Incentive Plan) equal to $5,000 on that date. The Board believes that the grant of restricted stock to its non-employee directors is important to ensure that the Company's formula grant provisions remain competitive with practices at comparable companies.

     The principal features of the Restated Incentive Plan as proposed to be amended are summarized below. A copy of the proposed Restated Incentive Plan is set forth in Appendix "A" to this Proxy Statement. The summary is not intended to be complete and reference should be made to the Restated Incentive Plan as it is proposed to be amended for a complete statement of its terms and provisions.

GENERAL

     The principal purposes of the Restated Incentive Plan are to provide incentives for officers, key employees and consultants of the Company and its subsidiaries through granting of options, restricted stock and other awards, thereby stimulating their personal and active interest in the Company's development and financial success, and inducing them to remain in the Company's employ. In addition to grants and awards made to officers, employees or consultants, the Restated Incentive Plan provides for the granting of options and restricted stock to the Company's non-employee directors pursuant to a formula, as described in further detail below.

     The shares available under the Restated Incentive Plan upon exercise of options, stock appreciation rights ("SARs") and other awards, and for issuance as restricted or deferred stock, may be either previously unissued shares or treasury shares, and may be equity securities of the Company other than Common Stock. The Restated Incentive Plan provides for appropriate adjustments in the number and kind of shares subject to the Restated Incentive Plan and to outstanding grants thereunder in the event of a stock split, stock dividend or certain other types of recapitalizations, including restructuring.

     If any portion of an option, SAR or other award terminates or lapses unexercised, or is canceled upon grant of a new option, SAR or other award (which may be at a higher or lower exercise price than the option, SAR or other award so canceled), the shares which were subject to the unexercised portion of such option, SAR or other award, will continue to be available for issuance under the Restated Incentive Plan.

SECURITIES SUBJECT TO THE RESTATED INCENTIVE PLAN

     Under the Restated Incentive Plan, not more than 4,500,000 shares of Common Stock (or their equivalent in other equity securities) are authorized for issuance upon exercise of options, SARs, and other awards, or upon vesting of restricted or deferred stock awards. Furthermore, the maximum number of shares which may be subject to options or stock appreciation rights granted under the Restated Incentive Plan to any individual in any calendar year cannot exceed 500,000.

OPTION GRANTS UNDER THE RESTATED INCENTIVE PLAN

     The following table sets forth certain information with respect to grants of options pursuant to the Restated Incentive Plan during 1996 to the following groups.

                          OPTION GRANT INFORMATION(1)

                                                                            POTENTIAL REALIZABLE
                                                                                  VALUE AT
                                                                           ASSUMED ANNUAL RATES OF
                                                                          STOCK PRICE APPRECIATION
                                                                             FOR OPTION TERM(2)
                                                      OPTIONS GRANTED     -------------------------
                   NAME OF GROUP                         (SHARES)             5%            10%
----------------------------------------------------  ---------------     -----------   -----------
All current executive officers as a group...........     1,205,000        $27,647,780   $70,064,903
All non-employee directors as a group...............        20,000            507,046     1,284,955
All employees (other than executive officers) as a
  group.............................................       365,000          6,601,035    16,728,319

---------------
(1) Information regarding each Named Executive Officer is set forth in this Proxy Statement under "EXECUTIVE COMPENSATION". Future option grants or other grants under the Restated Incentive Plan are made at the discretion of the Compensation Committee and are currently not determinable.

(2) Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on option exercises are dependent upon the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the date of this Proxy Statement other than the columns reflecting assumed rates of appreciation of 5% and 10%.

     The closing sales price of the Common Stock on March 3, 1997, on The Nasdaq Stock Market was $41.50 per share.

ADMINISTRATION

     The Restated Incentive Plan is administered by the Compensation Committee or a subcommittee thereof; provided, however, that the full Board, acting by a majority of its members in office, shall conduct the general administration of the Restated Incentive Plan with respect to persons subject to Section 16 of the Exchange Act and non-employee directors. The Compensation Committee is authorized to select from among the eligible employees and consultants the individuals to whom options, SARs, restricted stock purchase rights and other awards are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof, consistent with the Restated Incentive Plan. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Restated Incentive Plan.

PAYMENT FOR SHARES

     The exercise or purchase price for all options, SARs, restricted stock and other rights to acquire Common Stock, together with any applicable tax required to be withheld, must be paid in full in cash at the time of exercise or purchase or may, with the approval of the Compensation Committee, be paid in whole or in part in Common Stock owned by the optionee (or issuable upon exercise of the option) and having a fair market value on the date of exercise equal to the aggregate exercise price of the shares to be purchased. The Compensation Committee may also provide, in the terms of an option or other right, that the purchase price may be payable within thirty days after the date of exercise. The Compensation Committee may also authorize other lawful consideration to be applied to the exercise or purchase price of an award. This may also include services rendered, or the difference between the exercise price of presently-exercisable options and the fair market value of the Common Stock covered by such options on the date of exercise.

AMENDMENT AND TERMINATION

     Amendments of the Restated Incentive Plan to increase the number of shares of Common Stock as to which options, SARs, restricted stock and other awards may be granted (except for adjustments resulting from stock splits and the like) require the approval of the Company's stockholders. In all other respects, the

Restated Incentive Plan can be amended, modified, suspended or terminated by the Compensation Committee, unless such action would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Amendments of the Restated Incentive Plan will not, without the consent of the participant, affect such person's rights under an award previously granted, unless the award itself otherwise expressly so provides. No options or other awards under the Restated Incentive Plan may be granted or awarded after June 2004.

ELIGIBILITY

     Options, SARs, restricted stock and other awards under the Restated Incentive Plan may be granted to individuals who are then officers or other employees of the Company or any of its present or future subsidiaries and who are determined by the Compensation Committee to be key employees. Such awards also may be granted to consultants of the Company selected by the Compensation Committee for participation in the Restated Incentive Plan. Approximately 300 officers and other employees are eligible to participate in the Restated Incentive Plan. More than one option, SAR, restricted stock grant or other award may be granted to a key employee or consultant, but the aggregate fair market value (determined at the time of grant) of shares of Common Stock with respect to which an incentive stock option is first exercisable by an optionee (i.e., "vests") during any calendar year cannot exceed $100,000.

MERGER, CONSOLIDATION, LIQUIDATION, DISSOLUTION OR ACQUISITION OF THE COMPANY

     In the event of a merger or consolidation of the Company with or into another corporation, the exchange of all or substantially all of the assets of the Company for securities of another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets, the acquisition by another corporation or person of more than 50% of the Company's then-outstanding voting stock, or the liquidation or dissolution of the Company (each a "Change of Control Event," provided, however, that an acquisition by GEPT or its affiliates, by Canadian Pacific or its affiliates, by Richard Ferris, or by Peter Ueberroth of more than 50% of the Company's then-outstanding voting stock shall not be deemed a Change of Control Event): (i) all equity-based incentives granted or awarded pursuant to this Restated Incentive Plan shall automatically vest and be exercisable beginning thirty days prior to the effective date of such Change of Control Event notwithstanding anything to the contrary in this Restated Incentive Plan or in the provisions of such equity-based incentives and (ii) no vesting or exercise under this provision shall be permitted with respect to options granted to non-employee directors under the Restated Incentive Plan to the extent that such vesting or exercise would be inconsistent with the requirements of Rule 16b-3. If the exercisability of any option or other right is accelerated upon a change in control, it is possible that an optionee may be liable for an excise tax on the amount attributable to such acceleration (and any other payments made in connection with such change in control).

AWARDS UNDER THE RESTATED INCENTIVE PLAN

     The Restated Incentive Plan provides that the Compensation Committee may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards, stock payments and other stock related benefits, or any combination thereof. Each grant or issuance will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

     Nonqualified stock options ("NQSOs") will provide for the right to purchase Common Stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Code, may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable (in the discretion of the Compensation Committee) in one or more installments after the grant date. NQSOs may be granted for any term specified by the Compensation Committee.

     Director stock options are NQSOs granted to non-employee directors of the Company pursuant to a formula. Under such formula, each person who was a non-employee director as of the date of the initial public offering of Common Stock automatically was granted an option to purchase 10,000 shares of Common Stock, subject to certain adjustments, on the date of such initial public offering, and when a non-employee director is initially elected to the Board following the date of the initial public offering, each such new non-employee director automatically shall be granted an NQSO to purchase 10,000 shares of Common Stock on the date of his or her election to the Board. Members of the Board who are employees who subsequently retire from the Company and remain on the Board will not receive an option grant pursuant to the formula for non-employee directors.

     Incentive stock options ("ISOs"), if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including having an exercise price equal to at least 100% of fair market value of Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option. Incentive stock options may be granted only to employees.

     Restricted stock may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Compensation Committee. Restricted stock, typically, may be repurchased by the Company at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the lapse of the restrictions.

     Director restricted stock are shares of restricted stock granted to non-employee directors of the Company pursuant to a formula. Under such formula, each person who is a non-employee director on January 1 of each year beginning in 1998 automatically is granted that number of shares having an aggregate Fair Market Value (as defined in the Restated Incentive Plan) equal to $5,000, or if January 1 falls on a holiday or weekend, the next business day. Fair Market Value is determined on the applicable grant date. All such shares of restricted stock vest upon a Termination of Directorship (as defined in the Restated Incentive Plan), which includes retirement and resignation, among other things; provided, however, that such shares of restricted stock do not vest in the event that the Termination of Directorship resulted from an act of bad faith. All non-employee directors elected or re-elected at the 1997 Annual Meeting will be granted effective May 2, 1997 that number of shares of restricted stock having a Fair Market Value equal to $5,000 on that date.

     Deferred stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by the Compensation Committee. Like restricted stock, deferred stock may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

     Stock appreciation rights may be granted in connection with stock options or other awards, or separately. SARs granted by the Compensation Committee in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of the Company's Common Stock over the exercise price of the related option or other awards, but alternatively may be based upon criteria such as book value. Except as required by Section 162(m) of the Code with respect to an SAR intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, there are no restrictions specified in the Restated Incentive Plan on the exercise of SARs or the amount of gain realizable therefrom, although they can be imposed by the Compensation Committee in the SAR agreements. The Compensation Committee may elect to pay SARs in cash or in Common Stock or in a combination of cash and Common Stock.

     Dividend equivalents may be credited to a participant in the Restated Incentive Plan. They represent the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.

     Performance awards may be granted by the Compensation Committee on an individual or group basis. Generally, these awards will be based upon specific agreements and may be paid in cash or in Common Stock or in a combination of cash and Common Stock. Performance awards may include "phantom" stock awards that provide for payments based upon increases in the price of the Company's Common Stock over a predetermined period. Performance awards may also include bonuses which may be granted by the Compensation Committee on an individual or group basis and which may be payable in cash or in Common Stock or in a combination of cash and Common Stock.

     Stock payments may be authorized by the Compensation Committee in the form of shares of Common Stock or an option or other right to purchase Common Stock as part of a deferred compensation arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable to a key employee or consultant in cash.

MISCELLANEOUS PROVISIONS

     The Restated Incentive Plan specifies that the Company may make loans to Plan participants to enable them to exercise options, purchase shares or realize the benefits of other awards granted under the Plan. The terms and conditions of such loans, if any are made, are to be set by the Compensation Committee.

     In consideration of the granting of an option, SAR, dividend equivalent, performance award, stock payment, or right to receive restricted or deferred stock, the employee or consultant must agree in the written agreement embodying such award to remain in the employ of, or to continue as a consultant for, the Company or a subsidiary of the Company for at least one year after the award is granted.

     The dates on which options or other awards under the Restated Incentive Plan first become exercisable and on which they expire will be set forth in individual options or other agreements setting forth the terms of the awards. Such agreements generally will provide that options and other awards expire upon termination of the optionee's status as an employee, consultant or director, although the Compensation Committee may provide that such options continue to be exercisable following a termination without cause, or following a change in control of the Company, or because of the grantee's retirement, death, disability or otherwise. Similarly, restricted stock granted under the Restated Incentive Plan which has not vested generally will be subject to repurchase by the Company in the event of the grantee's termination of employment or consultancy, although the Compensation Committee may make exceptions, based on the reason for termination or on other factors, in the terms of an individual restricted stock agreement.

     No option, SAR or other right to acquire Common Stock granted under the Restated Incentive Plan may be assigned or transferred by the grantee, except by will or the laws of intestate succession, although the shares underlying such rights may be transferred if all applicable restrictions have lapsed. During the lifetime of the holder of any option or right, the option or right may be exercised only by the holder.

     The Company requires participants to discharge withholding tax obligations in connection with the exercise of any option or other right granted under the Restated Incentive Plan, or the lapse of restrictions on restricted stock, as a condition to the issuance or delivery of stock or payment of other compensation pursuant thereto. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations related to exercise of options or receipt of other awards, subject to the discretion of the Compensation Committee to disapprove such use. In addition, the Compensation Committee may grant to employees a cash bonus in the amount of any tax related to awards.

FEDERAL INCOME TAX CONSEQUENCES

     The tax consequences of the Restated Incentive Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the Restated Incentive Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitation of the 1993 Omnibus Budget Reconciliation Act ("OBRA"), as discussed in further detail below. Alternative minimum tax and state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

     Nonqualified Stock Options. For Federal income tax purposes, the recipient of NQSOs granted under the Restated Incentive Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of NQSOs the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO.

     Incentive Stock Options. There is no taxable income to an employee when an ISO is granted to him or when that option is exercised; however, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an "item of tax preference" for the optionee. Gain realized by an optionee upon sale of stock issued on exercise of an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the employee must recognize ordinary income. An ISO exercised more than three months after an optionee's retirement from employment, other than by reason of death or disability, will be taxed as an NQSO, with the optionee deemed to have received income upon such exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

     Stock Appreciation Rights. No taxable income is realized upon the receipt of an SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income.

     Restricted Stock and Deferred Stock. An employee to whom restricted or deferred stock is issued will not have taxable income upon issuance and the Company will not then be entitled to a deduction, unless in the case of restricted stock an election is made under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to repurchase by the Company, the employee will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the fair market value of the shares at the date such restrictions lapse, less the purchase price therefor. Similarly, when deferred stock vests and is issued to the employee, the employee will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the fair market value of the shares at the date of issuance. If an election is made under
Section 83(b) with respect to restricted stock, the employee will realize ordinary income at the date of issuance equal to the difference between the fair market value of the shares at that date less the purchase price therefor and the Company will be entitled to a deduction in the same amount. The Code does not permit a Section 83(b) election to be made with respect to deferred stock. With respect to the restricted stock granted to non-employee directors pursuant to the formula grant provisions, the directors will have taxable income upon issuance, despite the fact that the restricted stock has not vested, and the Company will be entitled to a deduction in the same amount. The Code does not permit a Section 83(b) election to be made by the non-employee directors.

     Dividend Equivalents. A recipient of a dividend equivalent award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

     Performance Awards. A participant who has been granted a performance award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or Common Stock, the participant will have ordinary income, and the Company will be entitled to a corresponding deduction.

     Stock Payments. A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will be taxed as if the cash payment has been received, and the Company will have a deduction in the same amount.

     Effect of 1993 Omnibus Budget Reconciliation Act on the Incentive Plan. Under OBRA, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid in 1994 and thereafter) for certain executive officers exceeds $1.0 million (less the amount of any "excess parachute payments" as defined in Section 280G of the
Code) in any one year. However, under OBRA, the deduction limit does not apply to certain "performance-based" compensation established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the performance-based exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any particular employee within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). The Company generally intends to cause the Restated Incentive Plan to be in compliance with other requirements of the performance-based compensation exclusion under OBRA, including option pricing requirements and requirements governing the administration of the Restated Incentive Plan, so that the deductibility of compensation paid to top executives thereunder is not expected to be disallowed.

VOTE AND RECOMMENDATIONS

     The affirmative vote of a majority of the outstanding shares of Common Stock present or represented at the Annual Meeting is required to adopt the proposed amendments to the Incentive Plan. Abstentions as to this Proposal 2 will be treated as votes against Proposal 2. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of Proposal 2 and will not be counted as votes for or against Proposal 2. Properly executed, unrevoked Proxies will be voted FOR Proposal 2 unless a vote against Proposal 2 or abstention is specifically indicated in the Proxy.

     THE BOARD RECOMMENDS A VOTE FOR ADOPTION OF THE PROPOSED AMENDMENTS TO THE INCENTIVE PLAN.

                                   PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The firm of KPMG Peat Marwick LLP, the Company's independent auditors for the fiscal year ended December 31, 1996, was selected by the Board, upon recommendation of the Audit Committee, to act in the same capacity for the fiscal year ending December 31, 1997, subject to ratification by the stockholders by an affirmative vote of a majority of the outstanding shares of Common Stock present or represented at the Annual Meeting. Neither the firm nor any of its members has any relationship with the Company or any of its affiliates, except in the firm's capacity as the Company's independent auditors.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting and will have the opportunity to make statements if they so desire and respond to appropriate questions from the stockholders.

     THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     All proposals of stockholders intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be directed to the attention of the Secretary of the Company, at the address of the Company set forth on the first page of this Proxy Statement, by November 14, 1997, if they are to be considered for possible inclusion in the Proxy Statement and form of proxy used in connection with such meeting. It is suggested the proposal be submitted by certified mail-return receipt requested.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board knows of no other matters which may be presented for consideration at the Meeting. However, if any other matter is presented properly for consideration and action at the Meeting, or any adjournment or postponement thereof, it is intended that the Proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

                                          By Order of the Board of Directors,

                                          /s/ David L. Stivers
                                          David L. Stivers
                                          Secretary

Dated: March 31, 1997

                                                                      APPENDIX A

                 AMENDED AND RESTATED EQUITY PARTICIPATION PLAN
                                       OF
                             DOUBLETREE CORPORATION

     Doubletree Corporation, a Delaware corporation, has adopted the Amended and Restated Equity Participation Plan of Doubletree Corporation (the "Plan"), effective May 2, 1997, for the benefit of its eligible employees, consultants and directors. The Plan consists of two plans, one for the benefit of key Employees (as such term is defined below) and consultants and one for the benefit of Independent Directors (as such term is defined below).

     The purposes of this Plan are as follows:

          (1) To provide an additional incentive for directors, key Employees and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

          (2) To enable the Company to obtain and retain the services of directors, key Employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

                                   ARTICLE I

                                  DEFINITIONS

     1.1 General. Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

     1.2  Award Limit.  "Award Limit" shall mean 500,000 shares of Common Stock.

     1.3  Board.  "Board" shall mean the Board of Directors of the Company.

     1.4 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.5 Committee. "Committee" shall mean the Compensation Committee of the Board, or a subcommittee of the Board, appointed as provided in Section 9.1.

     1.6 Common Stock. "Common Stock" shall mean the common stock of the Company, par value $.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any warrants, options or other rights to purchase Common Stock. Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.

     1.7 Company. "Company" shall mean Doubletree Corporation, a Delaware corporation.

     1.8 Deferred Stock. "Deferred Stock" shall mean Common Stock awarded under Article VII of this Plan.

     1.9  Director.  "Director" shall mean a member of the Board.

     1.10 Dividend Equivalent. "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article VII of this Plan.

     1.11 Employee. "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

     1.12 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     1.13 Fair Market Value. "Fair Market Value" of a share of Common Stock as of a given date shall be (i) the mean between the highest and lowest selling price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on such date, or if shares were not traded on such date, then on the closest preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange, the mean between the closing representative bid and asked prices for the Common Stock on such date as reported by NASDAQ or, if NASDAQ is not then in existence, by its successor quotation system; or (iii) if Common Stock is not publicly traded, the Fair Market Value of a share of Common Stock as established by the Committee (or the Board, in the case of Options granted to Independent Directors) acting in good faith.

     1.14 Grantee. "Grantee" shall mean an Employee or consultant granted a Performance Award, Dividend Equivalent, Stock Payment or Stock Appreciation Right, or an award of Deferred Stock, under this Plan.

     1.15 Incentive Stock Option. "Incentive Stock Option" shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

     1.16 Independent Director. "Independent Director" shall mean a member of the Board who is not an Employee of the Company.

     1.17 Non-Qualified Stock Option. "Non-Qualified Stock Option" shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

     1.18 Option. "Option" shall mean a stock option granted under Article III of this Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors and consultants shall be Non-Qualified Stock Options.

     1.19 Optionee. "Optionee" shall mean an Employee, consultant or Independent Director granted an Option under this Plan.

     1.20 Performance Award. "Performance Award" shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VII of this Plan.

     1.21 Plan. "Plan" shall mean the Amended and Restated Equity Participation Plan of Doubletree Corporation.

     1.22 Restricted Stock. "Restricted Stock" shall mean Common Stock awarded under Article VI of this Plan.

     1.23 Restricted Stockholder. "Restricted Stockholder" shall mean an Employee or consultant granted an award of Restricted Stock under Article VI of this Plan.

     1.24 Rule 16b-3. "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

     1.25 Stock Appreciation Right. "Stock Appreciation Right" shall mean a stock appreciation right granted under Article VIII of this Plan.

     1.26 Stock Payment. "Stock Payment" shall mean (i) a payment in the form of shares of Common Stock, or (ii) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to a key Employee or consultant in cash, awarded under Article VII of this Plan.

     1.27 Subsidiary. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     1.28 Termination of Consultancy. "Termination of Consultancy" shall mean the time when the engagement of Optionee, Grantee or Restricted Stockholder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including without limitation, resignation, discharge, death or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a consultant's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

     1.29 Termination of Directorship. "Termination of Directorship" shall mean the time when an Optionee who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.

     1.30 Termination of Employment. "Termination of Employment" shall mean the time when the employee-employer relationship between the Optionee, Grantee or Restricted Stockholder and the Company or any Subsidiary is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment, continuing employment of an Optionee, Grantee or Restricted Stockholder by the Company or any Subsidiary, (ii) at the discretion Stockholder by the Company or any Subsidiary,
(ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

                                   ARTICLE II

                             SHARES SUBJECT TO PLAN

     2.1  Shares Subject to Plan.

     (a) The shares of stock subject to Options, awards of Restricted Stock, Performance Awards, Dividend Equivalents, awards of Deferred Stock, Stock Payments or Stock Appreciation Rights shall be Common Stock, initially shares of the Company's Common Stock, par value $.01 per share. The aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed 4.5 million (4,500,000). The shares of Common Stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.

     (b) The maximum number of shares which may be subject to Options or Stock Appreciation Rights granted under the Plan to any individual in any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are cancelled continue to be counted against the Award Limit and if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit. Furthermore, to the extent required by Section 162(m) of the Code, if, after grant of a Stock Appreciation Right, the base amount on which stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Company's Common Stock, the transaction is treated as a cancellation of the Stock Appreciation Right and a grant of a new Stock Appreciation Right and both the Stock Appreciation Right deemed to be canceled and the Stock Appreciation Right deemed to be granted are counted against the Award Limit.

     2.2 Unexercised Options and Other Rights. If any Option, or other right to acquire shares of Common Stock under any other award under this Plan, expires or is cancelled without having been fully exercised, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration or cancellation may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1.

                                  ARTICLE III

                              GRANTING OF OPTIONS

     3.1 Eligibility. Subject to the Award Limit, any Employee or consultant selected by the Committee pursuant to Section 3.4(a)(i) shall be eligible to be granted an Option. Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 3.4(d).

     3.2 Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

     3.3 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code. No Incentive Stock Option shall be granted to any person who is not an Employee.

     3.4  Granting of Options

     (a) The Committee shall from time to time, in its absolute discretion, and subject to the applicable limitations of this Plan:

          (i) Determine which Employees are key Employees and select from among the key Employees or consultants (including Employees or consultants who have previously received Options or other awards under this Plan) such of them as in its opinion should be granted Options;

          (ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees or consultants;

          (iii) Determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

          (iv) Determine the terms and conditions of such Options, consistent with this Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in
     Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

     (b) Upon the selection of a key Employee or consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee or consultant that the Employee or consultant surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments or other rights which have been previously granted to him under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

     (c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an "incentive stock option" under Section 422 of the Code.

     (d) Each person who is an Independent Director as of the date of the initial public offering of Common Stock automatically shall be granted an option to purchase ten thousand (10,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of such initial public offering. When a person is initially elected to the Board following the date of the initial public offering of Common Stock and is then an Independent Director, each such new Independent Director automatically shall be granted an Option to purchase ten thousand (10,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of his or her election to the Board. Members of the Board who are Employees who subsequently retire from the Company and remain on the Board will not receive an Option grant pursuant to this Section 3.4(d). All the foregoing Option grants authorized by this Section 3.4(d) are subject to stockholder approval of the Plan.

                                   ARTICLE IV

                                TERMS OF OPTIONS

     4.1 Option Agreement. Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee (or the Board, in the case of Options granted to Independent Directors) shall determine, consistent with this Plan. Stock Option Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

     4.2 Option Price. The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that such price shall be no less than par value of a share of Common Stock, and in the case of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, as well as Options granted to Independent Directors, such price shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted and in the case of Incentive Stock Option such price shall not be less than the greater of: (i) 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, or (ii) 110% of the Fair Market Value of a share of Common Stock on the date such Option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

     4.3 Option Term. The term of an Option (other than an Option granted to an Independent Director) shall be set by the Committee in its discretion; provided, however, that, in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

     4.4  Option Vesting

     (a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, unless the Committee otherwise provides in the terms of the Option Agreement or otherwise, no Option granted to a person subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed from (but excluding) the date on which the Option was granted. At any time after grant of an Option, the Committee (or the Board) may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests. Notwithstanding the foregoing, all Options granted to Independent Directors shall become exercisable in cumulative annual installments of 25% on each of the first, second, third and fourth anniversaries of the date of Option grant, and the term of each such Option shall be ten years without variation or acceleration hereunder, except as provided in Section 10.4 and except that any Option granted to an Independent Director shall become immediately exercisable in full upon the retirement of the Independent Director in accordance with the Company's retirement policy applicable to Directors.

     (b) No portion of an Option which is unexercisable at Termination of Employment, Termination of Directorship or Termination of a Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee with respect to Options granted to Employees or consultants, either in the Stock Option Agreement or in a resolution adopted following the grant of the Option.

     (c) To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

     4.5 Consideration. In consideration of the granting of an Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company or any Subsidiary for a period of at least one year after the Option is granted (or until the next annual meeting of stockholders of the Company, in the case of an Independent Director). Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

                                   ARTICLE V

                              EXERCISE OF OPTIONS

     5.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee (or the Board, in the case of Options granted to Independent Directors) may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

     5.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

          (a) A written notice complying with the applicable rules established by the Committee or the Board stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

          (b) Such representations and documents as the Committee or the Board, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee or Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

          (c) In the event that the Option shall be exercised pursuant to
     Section 10.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

          (d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, at the discretion of the Committee (or the Board, in the case of Options granted to Independent Directors), the terms of the Option may (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee or the Board; (vi) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv), (v) and (vi). In the case of a promissory note, the Committee or the Board may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

     5.3 Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

          (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee or Board shall, in its absolute discretion, deem necessary or advisable;

          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee or Board shall, in its absolute discretion, determine to be necessary or advisable;

          (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee or Board may establish from time to time for reasons of administrative convenience; and

          (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

     5.4 Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

     5.5 Ownership and Transfer Restrictions. The Committee (or Board, in the case of Options granted to Independent Directors), in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within
(i) two years from the date of granting such Option to such Employee or (ii) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

                                   ARTICLE VI

                           AWARD OF RESTRICTED STOCK

     6.1  Award of Restricted Stock

     (a) The Committee shall from time to time, in its absolute discretion:

          (i) Select from among the key Employees or consultants (including Employees or consultants who have previously received other awards under this Plan) such of them as in its opinion should be awarded Restricted Stock; and

          (ii) Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with this Plan.

     (b) The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

     (c) Each person who is an Independent Director on January 1 of each year beginning in 1998 automatically shall be granted that number of shares of Restricted Stock having an aggregate Fair Market Value equal to $5,000, or if January 1 falls on a holiday or weekend, the next business day. Those directors elected or re-elected to the Board at the annual stockholders' meeting on May 2, 1997 shall be granted effective as of that date that number of shares of Restricted Stock having an aggregate Fair Market Value equal to $5,000 on May 2, 1997. For purposes of this Section 6.1(c), the Fair Market Value of the Common Stock shall be determined on the applicable grant date. In the event that the applicable number of shares of Restricted Stock results in any fractional shares, such number of shares of Restricted Stock shall be rounded up to the next whole number. All Restricted Stock granted to an Independent Director shall vest upon a Termination of Directorship; provided, however, that such Restricted Stock shall not vest in the event that the Termination of Directorship resulted from an act of bad faith by such Independent Director, as determined by the Board.

     (d) Upon the selection of a key Employee, consultant or Independent Director to be awarded Restricted Stock, the Committee (with respect to an Independent Director, the Board) shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

     6.2 Restricted Stock Agreement. Restricted Stock shall be issued only pursuant to a written Restricted Stock Agreement, which shall be executed by the selected key Employee, consultant or Independent Director and an authorized officer of the Company and which shall contain such terms and conditions as the Committee (with respect to an Independent Director, the Board) shall determine, consistent with this Plan.

     6.3 Consideration. As consideration for the issuance of Restricted Stock, in addition to payment of any purchase price, the Restricted Stockholder shall agree, in the written Restricted Stock Agreement, or to remain in the employ of, or to consult for, the Company or any Subsidiary for a period of at least one year after the Restricted Stock is issued (with respect to an Independent Director, to remain a director of the Company until the next annual meeting of stockholders of the Company). Nothing in this Plan or in any Restricted Stock Agreement hereunder shall confer on any Restricted Stockholder any right to continue in the employ of, or as a consultant or Independent Director for, the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Restricted Stockholder at any time for any reason whatsoever, with or without good cause.

     6.4 Rights as Stockholders. Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 6.7, the Restricted Stockholder shall have, unless otherwise provided by the Committee (with respect to an Independent Director, the Board), all the rights of a stockholder with respect to said shares, subject to the restrictions in his Restricted Stock Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee (with respect to an Independent Director, the Board), any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 6.5.

     6.5 Restriction. All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Restricted Stock Agreement, be subject to such restrictions as the Committee (with respect to an Independent Director, the Board) shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that unless the Committee (or the Board) otherwise provides in the terms of the Restricted Stock Agreement, no share of Restricted Stock granted to a person subject to Section 16 of the Exchange Act shall be sold, assigned or otherwise transferred until at least six months have elapsed from (but excluding) the date on which the Restricted Stock was issued, and provided, further, that by a resolution adopted after the Restricted Stock is issued, the Committee (or the Board) may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. Unless provided otherwise by the Committee (or the Board), if no consideration was paid by the Restricted Stockholder upon issuance, a Restricted Stockholder's rights in unvested Restricted Stock shall lapse upon Termination of Employment or, if applicable, upon the termination of his consulting relationship with the Company.

     6.6 Repurchase of Restricted Stock. The Committee shall provide in the terms of each individual Restricted Stock Agreement that the Company shall have the right to repurchase from the Restricted Stockholder the Restricted Stock then subject to restrictions under the Restricted Stock Agreement immediately upon a Termination of Employment or, if applicable, upon a termination of any consulting relationship between the Restricted Stockholder and the Company, at a cash price per share equal to the price paid by the Restricted Stockholder for such Restricted Stock; provided, however, that provision may be made that no such right of repurchase shall exist in the event of a Termination of Employment or Termination of Consultancy without cause, or following a change in control of the Company or because of the Restricted Stockholder's retirement, death or disability, or otherwise.

     6.7 Escrow. The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

     6.8 Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

                                  ARTICLE VII

                   PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS,
                         DEFERRED STOCK, STOCK PAYMENTS

     7.1 Performance Awards. Any key Employee or consultant selected by the Committee may be granted one or more Performance Awards. The value of such Performance Awards may be linked to the market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee, or may be based upon the appreciation in the market value, book value, net profits or other measure of the value of a specified number of shares of Common Stock over a fixed period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular key Employee or consultant.

     7.2 Dividend Equivalents. Any key Employee or consultant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option, Stock Appreciation Right, Deferred Stock or Performance Award is granted, and the date such Option, Stock Appreciation Right, Deferred Stock or Performance Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

     7.3 Stock Payments. Any key Employee or consultant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Fair Market Value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee on the date such Stock Payment is made or on any date thereafter.

     7.4 Deferred Stock. Any key Employee or consultant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Grantee of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the award has vested and the Common Stock underlying the award has been issued.

     7.5 Performance Award Agreement, Dividend Equivalent Agreement, Deferred Stock Agreement, Stock Payment Agreement. Each Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be evidenced by a written agreement, which shall be executed by the Grantee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

     7.6 Term. The term of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be set by the Committee in its discretion.

     7.7 Exercise Upon Termination of Employment. A Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment is exercisable only while the Grantee is an Employee or consultant;

provided that the Committee may determine that the Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment may be exercised subsequent to Termination of Employment or Termination of Consultancy without cause, or following a change in control of the Company, or because of the Grantee's retirement, death or disability, or otherwise.

     7.8  Payment on Exercise.  Payment of the amount determined under Section
7.1 or 7.2 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee. To the extent any payment under this Article VII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 5.3.

     7.9 Consideration. In consideration of the granting of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment, the Grantee shall agree, in a written agreement, to remain in the employ of, or to consult for, the Company or any Subsidiary for a period of at least one year after such Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment is granted. Nothing in this Plan or in any agreement hereunder shall confer on any Grantee any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Grantee at any time for any reason whatsoever, with or without good cause.

                                  ARTICLE VIII

                           STOCK APPRECIATION RIGHTS

     8.1 Grant of Stock Appreciation Rights. Subject to the Award Limit, a Stock Appreciation Right may be granted to any key Employee or consultant selected by the Committee. A Stock Appreciation Right may be granted (i) in connection and simultaneously with the grant of an Option, (ii) with respect to a previously granted Option, or (iii) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with this Plan as the Committee shall impose, and shall be evidenced by a written Stock Appreciation Right Agreement, which shall be executed by the Grantee and an authorized officer of the Company. The Committee, in its discretion, may determine whether a Stock Appreciation Right is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code and Stock Appreciation Right Agreements evidencing Stock Appreciation Rights intended to so qualify shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Without limiting the generality of the foregoing, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of a Stock Appreciation Right to an Employee or consultant that the Employee or consultant surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, or other rights which have been previously granted to him under this Plan or otherwise. A Stock Appreciation Right, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of the surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

     8.2  Coupled Stock Appreciation Rights

     (a) A Coupled Stock Appreciation Right ("CSAR") shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

     (b) A CSAR may be granted to the Grantee for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

     (c) A CSAR shall entitle the Grantee (or other person entitled to exercise the Option pursuant to this Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

     8.3  Independent Stock Appreciation Rights

     (a) An Independent Stock Appreciation Right ("ISAR") shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Common Stock as the Committee may determine; provided, however, that, unless the Committee otherwise provides in the terms of the ISAR or otherwise, no ISAR granted to a person subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed from (but excluding) the date on which the Option was granted. The exercise price per share of Common Stock subject to each ISAR shall be set by the Committee. An ISAR is exercisable only while the Grantee is an Employee or consultant; provided that the Committee may determine that the ISAR may be exercised subsequent to Termination of Employment or Termination of Consultancy without cause, or following a change in control of the Company, or because of the Grantee's retirement, death or disability, or otherwise.

     (b) An ISAR shall entitle the Grantee (or other person entitled to exercise the ISAR pursuant to this Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

     8.4  Payment and Limitations on Exercise

     (a) Payment of the amount determined under Section 8.2(c) and 8.3(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of Section 5.3 above pertaining to Options.

     (b) Grantees of Stock Appreciation Rights who are subject to Section 16 of the Exchange Act may, in the discretion of the Board or Committee, be required to comply with any timing or other restrictions under Rule 16b-3 applicable to the settlement or exercise of a Stock Appreciation Right.

     8.5 Consideration. In consideration of the granting of a Stock Appreciation Right, the Grantee shall agree, in the written Stock Appreciation Right Agreement, to remain in the employ of, or to consult for, the Company or any Subsidiary for a period of at least one year after the Stock Appreciation Right is granted. Nothing in this Plan or in any Stock Appreciation Right Agreement hereunder shall confer on any Grantee any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Grantee at any time for any reason whatsoever, with or without good cause.

                                   ARTICLE IX

                                 ADMINISTRATION

     9.1 Compensation Committee. To the extent the Company intends to rely on approval by the Compensation Committee of a transaction between the Company and a person subject to Section 16 of the Exchange Act, so that such transaction is exempt from Section 16(b) of the Exchange Act and covered by Section 162(m) of the Code, the Compensation Committee (or a subcommittee of the Board assuming the functions of the Committee under this Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

     9.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options granted to Independent Directors. Any such grant or award under this Plan need not be the same with respect to each Optionee, Grantee or Restricted Stockholder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

     9.3 Majority Rule. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

     9.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, Grantees, Restricted Stockholders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, and all members of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     10.1 Not Transferable. Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. No Option, Restricted Stock award, Deferred Stock award, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee, Grantee or Restricted Stockholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

     During the lifetime of the Optionee or Grantee, only he may exercise an Option or other right or award (or any portion thereof) granted to him under the Plan. After the death of the Optionee or Grantee, any exercisable portion of an Option or other right or award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement or other agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's or Grantee's will or under the then applicable laws of descent and distribution.

     10.2 Amendment, Suspension or Termination of this Plan. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, without approval of the Company's stockholders given within twelve months before or after the action by the Committee, no action of the Committee may, except as provided in Section 10.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan or modify the Award Limit, and no action of the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, alter or impair any rights or obligations under any Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments theretofore granted or awarded, unless the award itself otherwise expressly so provides. No Options, Restricted Stock, Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

          (a) The expiration of ten years from the date the Plan is adopted by the Board; or

          (b) The expiration of ten years from the date the Plan is approved by the Company's stockholders under Section 10.5.

     10.3 Changes in Common Stock or Assets of the Company. In the event that the outstanding shares of Common Stock are hereafter changed into or exchanged for cash or a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock splitup, stock dividend, or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for which Options, Restricted Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents, Deferred Stock awards or Stock Payments may be granted, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and of the Award Limit described in Section 1.2, and appropriate adjustments shall be made by the Board in the number and kind of shares for the purchase of which Options are granted to Independent Directors under Section 3.4(d).

     In the event of such a change or exchange, subject to the other provisions of this Plan, the Committee (or the Board, in the case of Options granted to Independent Directors) shall also make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, or portions thereof then unexercised, shall be exercisable and in the number and kind of shares of outstanding Restricted Stock or Deferred Stock. Such adjustment shall be made with the intent that after the change or exchange of shares, each Optionee's and each Grantee's and each Restricted Stockholder's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment may include a necessary or appropriate corresponding adjustment in Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment exercise price, but shall be made without change in the total price applicable to the Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment, or the unexercised portion thereof (except for any change in the aggregate price resulting from rounding-off of share quantities or prices).

     Where an adjustment of the type described above is made to an Incentive Stock Option under this Section, the adjustment will be made in a manner which will not be considered a "modification" under the provisions of subsection 424(h)(3) of the Code.

     Notwithstanding the foregoing, in the event of such a reorganization, merger, consolidation, recapitalization, reclassification, stock splitup, stock dividend or combination, or other adjustment or event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property, the Company will have the right to terminate this Plan as of the date of the exchange or conversion, in which case all options, rights and other awards under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

     In the event of a "spin-off" or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of the Company's Common Stock, the Committee (or the Board, in the case of Options granted to Independent Directors) may in its discretion make an appropriate and equitable adjustment to the Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment exercise price to reflect such diminution.

     10.4 Merger of the Company. In the event of the merger or consolidation of the Company with or into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets, the acquisition by another corporation or person of more than 50% of the Company's then-outstanding voting stock, or the liquidation or dissolution of the Company (each a "Change of Control Event", provided, however, that an acquisition by the General Electric Pension Trust or its affiliates, by Canadian Pacific or its affiliates, by Richard Ferris, or by Peter Ueberroth of more than 50% of the Company's then-outstanding voting stock shall not be deemed a Change of Control Event):

          (a) All equity-based incentives granted or awarded pursuant to this Plan shall automatically vest and be exercisable beginning thirty days prior to the effective date of such Change of Control Event notwithstanding anything to the contrary in this Plan or in the provisions of such equity-based incentives;

          (b) No vesting or exercise under this provisions shall be permitted with respect to Options granted to Independent Directors under this Plan to the extent that such vesting or exercise would be inconsistent with the requirements of Rule 16b-3; and

          (c) If the exercisability of any Option or other right is accelerated upon a Change of Control, it is possible that an Optionee may be liable for an excise tax on the amount attributable to such acceleration and any other payments made in connection with such Change of Control.

     10.5 Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of this Plan. Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments may be granted and Restricted Stock or Deferred Stock may be awarded prior to such stockholder approval, provided that such Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments shall not be exercisable and such Restricted Stock or Deferred Stock shall not vest prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments previously granted and all Restricted Stock or Deferred Stock previously awarded under this Plan shall thereupon be cancelled and become null and void.

     10.6 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee, Grantee or Restricted Stockholder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any Option, Restricted Stock, Deferred Stock, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment. Subject to the timing requirements of
Section 5.3, the Committee (or the Board, in the case of Options granted to Independent Directors) may in its discretion and in satisfaction of the foregoing requirement allow such Optionee, Grantee or Restricted Stockholder to elect to have the Company withhold shares of Common Stock (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

     10.7 Loans. The Committee may, in its discretion, extend one or more loans to key Employees in connection with the exercise or receipt of an Option, Performance Award, Stock Appreciation Right, Dividend

Equivalent or Stock Payment granted under this Plan, or the issuance of Restricted Stock or Deferred Stock awarded under this Plan. The terms and conditions of any such loan shall be set by the Committee.

     10.8 Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, any Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment granted, or Restricted Stock or Deferred Stock awarded, to a key Employee or Director who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule, and this Plan shall be deemed amended to the extent necessary to conform to such limitations. Furthermore, notwithstanding any other provision of this Plan, any Option or Stock Appreciation Right intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

     10.9 Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Directors or consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

     10.10 Compliance with Laws. This Plan, the granting and vesting of Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments granted or Restricted Stock or Deferred Stock awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     10.11 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

     10.12 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

                                     * * *

     I hereby certify that the foregoing Amended and Restated Equity Participation Plan was duly adopted by the Board of Directors of the Company and the stockholders of the Company effective as of May 2, 1997.

     Executed on this      day of                     , 1997.

                                          --------------------------------------
                                          David L. Stivers
                                          Secretary

PROXY                                                                     PROXY
                             DOUBLETREE CORPORATION
                        410 NORTH 44TH STREET, SUITE 700
                             PHOENIX, ARIZONA 85008

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints William L. Perocchi and David L. Stivers as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of the common stock of Doubletree Corporation (the "Company") held of record by the undersigned on March 10, 1997, at the Annual Meeting of Stockholders to be held on May 2, 1997, and at any adjournment or postponement thereof.
        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
        PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.

                             Doubletree Corporation
 PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

[                                                                              ]

1. Election of Directors:
   William R. Fatt, Richard J. Ferris,
   Dale F. Frey, Ronald K. Gamey, Edward A. Gilhuly,
   Richard M. Kelleher, Norman B. Leventhal,
   Michael W. Michelson, John H. Myers,
   William L. Perocchi and Peter V. Ueberroth

                      For All
   For    Withheld    Except
   [ ]      [ ]        [ ]     ------------------------
                               Nominee Exception

2. Approval of certain amendments to the Company's 1994
   Equity Participation Plan which will be restated in an Amended and Restated Equity Participation Plan, as described in the accompanying proxy statement.

   For    Against    Abstain
   [ ]      [ ]        [ ]

3. Ratification of the selection of
   KPMG Peat Marwick LLP as the
   Company's independent auditors.

   For    Against    Abstain
   [ ]      [ ]        [ ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjourn-ment or postponement thereof.


All other proxies heretofore given by the undersigned to vote shares of the common stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders or any adjournment or postponement thereof, are hereby expressly revoked.

Dated:                      , 1997
      ----------------------

----------------------------------
Signature(s)

----------------------------------
Signature(s)

Please date this Proxy and sign it exactly as your name or names appear above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

                         [LATHAM & WATKINS LETTERHEAD]



                                 March 28, 1997


BY EDGAR
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                Re: Doubletree Corporation
                    File No. 0-24392
                    Definitive Proxy Statement


Ladies and Gentlemen:

        On behalf of Doubletree Corporation (the "Company"), pursuant to Rule 14a-6(b), we file with the Securities and Exchange Commission (the "Commission") by EDGAR the Company's definitive Notice of Annual Meeting, Proxy Statement and form of proxy (collectively, the "Proxy Materials") in connection with the Company's Annual Meeting to be held on May 2, 1997. The Company's Amended and Restated Equity Participation Plan is attached as an appendix to the Proxy Statement, and the Company hereby informs the Commission that it intends to file a Registration Statement on Form S-8 with the Commission to register the additional shares of Common Stock available for issuance under such plan as soon as practicable following the approval of such amendment by the Company's stockholders.

        The Company anticipates mailing the Proxy Materials to the Company's stockholders on or after March 31, 1997.

        By copy of this letter, three copies of the Proxy Materials are being sent to the Nasdaq National Market.

[LATHAM & WATKINS LETTERHEAD]


  Securities and Exchange Commission
  March 28, 1997
  Page 2


        Thank you for your assistance in this matter. If you should have any questions on the foregoing, please call the undersigned at (415) 391-0600.



                                        Very truly yours,

                                        /s/ H. Jane Sung


                                        H. Jane Sung
                                        of LATHAM & WATKINS

  Enclosures

  cc:     David Stivers, Esq.
          The Nasdaq National Market
          Kim Wilkinson, Esq.